UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Pagaya Technologies Ltd.

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Pagaya Technologies Ltd.
335 Madison Avenue, 16th Floor
New York, NY 10017

April 30, 2025
Dear Shareholder,

You are cordially invited to attend the 2025 Annual General Meeting of Shareholders (the “Annual Meeting”) of Pagaya Technologies Ltd. (“Pagaya” or the “Company”), to be held virtually on June 9, 2025, at 5:00 p.m. Israel time (10:00 a.m. Eastern Time), online at the following Internet address: www.virtualshareholdermeeting.com/PGY2025.

At the Annual Meeting, the Company’s shareholders will be asked to consider and vote on the matters listed in the enclosed Notice of Annual General Meeting of Shareholders (the “Notice”). Pagaya’s Board of Directors recommends that you vote “FOR” each proposal listed in the Notice, for the reasons set forth in the Notice. Management will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to shareholders.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice and proxy statement, please sign, date and mail the enclosed proxy card in the envelope provided or vote by telephone or, if you hold your shares in street name and the proxy card allows this, over the Internet in accordance with the instructions on your proxy card.

We urge all of our shareholders to review our 2024 annual report on Form 10-K and our quarterly results of operations on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on our website at www.pagaya.com or on the SEC’s website at www.sec.gov.

We look forward to greeting as many of you as can attend the Annual Meeting.

Sincerely,

Avi Zeevi Chairman of the Board of Directors

Pagaya Technologies Ltd.
335 Madison Avenue, 16th Floor
New York, NY 10017

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2025 Annual General Meeting (the “Annual Meeting”) of shareholders of Pagaya Technologies Ltd. (“Pagaya” or the “Company”) will be held on June 9, 2025, at 5:00 p.m. Israel time (10:00 a.m. Eastern Time), online at the following internet address: www.virtualshareholdermeeting.com/PGY2025.

The Annual Meeting is being called for the following purposes:

1.To reelect each of Gal Krubiner, Avital Pardo, Yahav Yulzari, Asheet Mehta and Alison Davis to the Board of Directors of the Company, to serve a one-year term, until the 2026 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999 (the “Israel Companies Law”).
2.To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and until the next annual meeting of shareholders, and to authorize the Board of Directors, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.
3.To approve the calculation framework for the annual bonuses for the Company’s executive officers who are also directors of the Company.
4.To approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers.

The foregoing proposals are described in detail in the enclosed proxy statement (the “Proxy Statement”), which we urge you to read in its entirety. Our Board of Directors recommends that you vote “FOR” each of the above proposals. Only shareholders of record at the close of business on April 15, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.

The Proxy Statement, along with a proxy card enabling shareholders to indicate their vote on each matter presented at the Annual Meeting, is included with this Notice of Annual General Meeting of Shareholders (the “Notice”) and is being mailed on or about May 2, 2025 to all shareholders entitled to vote at the Annual Meeting. Such proxy statement shall also be furnished to the U.S. Securities and Exchange Commission (the “SEC”) under cover of a Form DEF 14A and will be available on the Company’s website at www.pagaya.com and on the SEC’s website at www.sec.gov. Signed proxy cards must be received by our transfer agent, Continental Stock Transfer & Trust Company of New York, at 1 State Street 30th floor, New York, NY 10004, no later than 24 hours before the time fixed for the Annual Meeting or presented to the chairperson of the Annual Meeting at the time of the Annual Meeting in order for the proxy to be qualified to participate in the Annual Meeting. Pursuant to the Israel Companies Law and the applicable regulations promulgated thereunder, shareholders wishing to express their position on an agenda item for the Annual Meeting may do so by submitting a written statement to the Company’s Chief Legal Officer at 335 Madison Avenue, 16th Floor, New York, NY, 10017 or by email to PagayaProxies@pagaya.com, no later than May 26, 2025. Any position statement received will be published in a press release or Form 8-K furnished to the SEC. Detailed proxy voting instructions are provided in the proxy statement as well as on the enclosed proxy card.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the Notice and Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided, vote by telephone or, if you hold your shares in street name and the proxy card allows this, over the Internet in accordance with the instructions on your proxy card.

By Order of the Board of Directors,

Avi Zeevi Chairman of the Board of Directors
Tel Aviv, Israel
April 30, 2025

PAGAYA TECHNOLOGIES LTD.
TABLE OF CONTENTS

PROPOSAL 1: ELECTION OF DIRECTORS    2
CORPORATE GOVERNANCE    5
External Directors    5
Continuing Directors (Terms Continue Until the 2026 Annual General Meeting of Shareholders)    5
Executive Officers    6
Family Relationships    6
Director Independence    6
Director Selection Process    7
Board Meetings    7
Board Leadership Structure    7
The Board’s Role in Risk Oversight    7
Committees of the Company’s Board    7
Compensation Committee Interlocks and Insider Participation: None    9
Hedging and Pledging Practices    9
Insider Trading Policy    9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    10
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS    13
Summary Compensation Table    13
Narrative Disclosure to Summary Compensation Table    13
Compensation Committee Consultant    16
Executive Employment Arrangements    16
Clawback Disclosures    18
Policies on the Timing of Equity Awards    18
Outstanding Equity Awards at Fiscal Year End 2024    19
Non-Employee Director Compensation    20
Director Compensation Table    20
Compensation Policy under the Companies Law    20
Related Party Transactions    23
Delinquent Section 16(a) Reports    25
AUDIT & FINANCE COMMITTEE REPORT    27
PROPOSAL 2: RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    29
PROPOSAL 3: APPROVAL OF THE FRAMEWORK FOR THE 2025 BONUSES FOR OUR EXECUTIVE OFFICERS WHO ARE ALSO DIRECTORS    30
PROPOSAL 4: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS    32
PROPOSALS OF SHAREHOLDERS    33
OTHER BUSINESS    34
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING    35
ADDITIONAL INFORMATION    38

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors of the Company (the “Board” or the “Board of Directors”) currently consists of nine directors. Our Articles of Association provide that our Board may consist of not less than three and up to ten directors.

Until 2024, under our Articles of Association, our directors were divided into three classes, as nearly equal in number as possible. At the 2024 annual general meeting of our shareholders, the phasing out of the Board classification was approved, such that (i) at the 2024 Annual Meeting, each of the Directors in Class II was elected to hold office for a term of two years, which will expire at the time of the 2026 Annual Meeting; and (ii) at the 2025 Annual Meeting and all Annual Meetings thereafter, each of the directors up for election will be elected to hold office for a term of one year.

Each director serves through the term of his or her class (if any), until the phase out is completed in 2026. Beginning with the 2026 annual meeting, all Directors will be up for reelection yearly, except in the event of his or her earlier death, resignation, removal or other termination. The term of each of our Class III directors, Gal Krubiner, Avital Pardo, Yahav Yulzari, as well as Asheet Mehta and Alison Davis, who joined the Board in December 2024 and are not assigned to a class) expires at the Annual Meeting. Our Class I director, Harvey Golub, and our Class II directors, Avi Zeevi, Tami Rosen and Dan Petrozzo, are each serving a term that expires at the 2026 annual general meeting of shareholders.

Except as indicated herein, there are no arrangements or understandings between any director and any other person pursuant to which such director was selected as director.

Upon recommendation of our Nominating and Corporate Governance Committee, our Board nominated each of Gal Krubiner, Avital Pardo, Yahav Yulzari, Asheet Mehta and Alison Davis for reelection at the Annual Meeting to serve until the 2026 annual general meeting of shareholders, and until their successors have been duly elected and qualified, or until their office is vacated in accordance with our Amended Articles of Association or the Israel Companies Law. Each director nominee has consented to being named in this Proxy Statement and to serve if elected and has advised us that they have the qualifications and time required for the performance of their duties as a director of Pagaya, and that there are no legal restrictions preventing them from assuming such office.

Asheet Mehta and Alison Davis each qualify as an independent director under the Nasdaq listing standards. Gal Krubiner, Avital Pardo and Yahav Yulzari are members of the Company’s management team and thus do not qualify as independent directors under the Nasdaq listing standards. In accordance with the Israel Companies Law, each of the nominees for reelection at the annual meeting have certified to us that they meet all the requirements of the Israel Companies Law for election as a director of a public company, and possesses the necessary qualifications and has sufficient time to fulfill their duties as a director of Pagaya, taking into account the size and particular needs of Pagaya. Alison Davis is currently a member of the Audit and Finance Committee (also known simply as the Audit Committee). Asheet Mehta is currently a member of the Risk Committee. Each of Ms. Davis and Mr. Mehta satisfies the independence requirements under Nasdaq listing standards and, in the case of Ms. Davis who is a member of the Audit Committee, Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Biographical information concerning each of the director nominees is provided below.

Nominees for Election to the Board as Director

Gal Krubiner, 36, has served as the Chief Executive Officer and a director since co-founding the Company in 2016. Mr. Krubiner brings extensive experience to the investments and wealth management industry with a specialization in innovative and sophisticated credit structured products. Prior to co-founding Pagaya, Mr. Krubiner focused on structuring and distributing sophisticated credit and asset-backed securities products with UBS AG from 2012 to 2016, as well as holding other positions specializing in investment, entrepreneurism, and financial markets. Mr. Krubiner earned a B.A. in Applied Science, Economics & Statistics from Tel-Aviv University.

Avital Pardo, 39, has served as Chief Technology Officer and a director of the Company since co-founding the Company in 2016. Mr. Pardo was instrumental in designing the Company’s AI-based credit model and system. Prior to joining the Company, Mr. Pardo was one of the first employees at Fundbox and focused on algorithms from 2014 to 2015. Mr. Pardo earned a B.A. in Mathematics and Physics and a Master of Science, Mathematics from Hebrew University.

Yahav Yulzari, 39, currently serves as our Chief Business Officer since 2024, prior to which he served as Chief Revenue Officer since co-founding the Company in 2016; Mr. Yulzari has served as a director since co-founding the Company in 2016. Mr. Yulzari oversees the Company’s growth and global commercial activities. He is a former real estate entrepreneur. Prior to his entrepreneurship endeavors, Mr. Yulzari was a professional goalkeeper in the Israeli football league and he was on the national under 21 team.

Alison Davis, 63, has served as a director since 2024. She currently serves as the Chairman and Managing Partner of Blockchain Coinvestors, a venture firm in the blockchain industry. From 2004 to 2010, she was the Managing Partner of Belvedere Capital, a regulated bank holding company and private equity firm focused on investing in U.S. banks and financial services firms. From 2000 to 2003, Ms. Davis was the Chief Financial Officer of Barclays Global Investors (now BlackRock), the world’s largest institutional investment firm. Earlier in her career, Ms. Davis spent 14 years as a strategy consultant and advisor to Fortune 500 CEOs, boards and executive teams with McKinsey & Company, and as a practice leader with A.T. Kearney, where she built and led the global Financial Services Practice. Ms. Davis has served on the Board of Directors of private companies Kraken, a cryptocurrency solutions company, since 2023 and Bitwise, a cryptocurrency asset manager, since 2018. Ms. Davis was a Director of SVB Financial, the parent company of Silicon Valley Bank, from 2020 to 2024, a Director of Fiserv, a publicly-traded payments and financial technology company, from 2014 to 2023, a Director of JanusHenderson, a publicly-traded global asset manager, from 2021 to 2023 and a Director and Chairman of the Audit Committee of Pacaso, a private company specializing in shared ownership of vacation homes, from 2021 to 2024. Ms. Davis received a Bachelor of Arts (honors) and Master’s in economics from Cambridge University and an MBA from the Stanford Graduate School of Business.

Asheet Mehta, 59, has served as a director of the Company since 2024. is a Senior Partner in McKinsey & Company’s New York Office, where he served a broad range of players across financial services, technology and higher education. He previously led the Financial Services Practice in the Americas and Co-led the Financial Services Practice globally. He has also been a member of the Firm’s Shareholders Council (McKinsey’s board) and holds various other leadership roles, including leading an effort to serve disruptive industries and early-stage companies. His work has ranged from corporate strategy and assisting with large scale transformations to functional performance improvement and organizational effectiveness. He serves on the board of Piramal Enterprises, a publicly listed lender in India, the Board of the Asia Society, where he chairs the Risk and Audit committee, and the Board of Visitors of Columbia University’s School of Engineering and Applied Sciences. Mr. Mehta has a B.S. in Electrical Engineering from Columbia University and an M.B.A. with High Honors in Finance and Production Management from the University of Chicago.

Proposed Resolutions

You are requested to adopt the following resolutions:

“1.a. RESOLVED, that Gal Krubiner be elected as a director, to serve until the 2026 annual general meeting of shareholders or until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999;

“1.b. RESOLVED, that Avital Pardo be elected as a director, to serve until the 2026 annual general meeting of shareholders or until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999; and

“1.c. RESOLVED, that Yahav Yulzari be elected as a director, to serve until the 2026 annual general meeting of shareholders or until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.”

“1.d. RESOLVED, that Alison Davis be elected as a director, to serve until the 2026 annual general meeting of shareholders or until her successor has been elected and qualified, or until her office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.”

“1.e. RESOLVED, that Asheet Mehta be elected as a director, to serve until the 2026 annual general meeting of shareholders or until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.”

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy and voting thereon is required to adopt each of the foregoing resolutions (an “Ordinary Majority”). Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on these proposals.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF EACH OF THE FOREGOING RESOLUTIONS.

CORPORATE GOVERNANCE

External Directors

Under the Israel Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on Nasdaq, are required to appoint at least two external directors. Pursuant to regulations promulgated under the Israel Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, that do not have a “controlling shareholder” may, subject to certain conditions, “opt out” from the Israel Companies Law requirements to appoint external directors and related Israel Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors. In accordance with these regulations, we have elected to “opt out” from the Israel Companies Law requirement to appoint external directors and related Israel Companies Law rules concerning the composition of the audit committee and compensation committee of our Board.

Continuing Directors (Terms Continue Until the 2026 Annual General Meeting of Shareholders)

Harvey Golub, 86, has served as a director of Pagaya since 2018. Mr. Golub currently serves as the chairman of Dynasty Financial Partners and Marblegate Acquisition Corp, and as a member of the advisory board of Marblegate Asset Management LLC. He is also on the boards of the American Enterprise Institute and the Manhattan Institute for Policy Research, as well as a member of the board of trustees of Jupiter Medical Center and chairman of the Maltz Jupiter Theater Foundation Board. Mr. Golub has over 35 years of experience guiding companies’ organizational visions and strategies. He was chairman and CEO of American Express and IDS Financial Services and a director of McKinsey & Co. He has also served as chairman on the boards of American International Group, Campbell Soup Company, and the Reader’s Digest Association, and a member of the boards of Dow Jones & Company, Hess Corporation, RHJ International and several private companies. Mr. Golub received his B.S. from New York University.
Avi Zeevi, 74, has served as a director of the Company since 2016. Mr. Zeevi has also served as chairman of the board of directors of Payoneer since 2008 (NASDAQ: PAYO). Mr. Zeevi is a FinTech entrepreneur and investor. He co-founded the Viola group—a private equity investment group with over $4.5 billion of assets under management, in 2000, and is co-founder and general partner of Viola Ventures, a venture capital firm. Mr. Zeevi is also a co-founder and the chairman of the investment committee of Viola FinTech. Mr. Zeevi has more than 40 years of experience as an entrepreneur, executive and investor. Mr. Zeevi has experience in the global financial industry through his involvement in several FinTech companies including: MINT Systems, Decalog and Actimize, where he served as an active chairman from 2001 until it was sold to NICE Systems (NASDAQ: NICE). Mr. Zeevi also serves as a chairman of Personetics Technologies Ltd. And a director of EverC Ltd., Shift Time Inc., Duetti Inc., Sympera Ltd. and Bounce Technologies Ltd. He also serves as a director in companies/entities within Viola group and entities affiliated with Viola group. Furthermore, Mr. Zeevi is also the Chairman of the investment committee of Israel Legacy Partners, a private equity fund focused on long-term investments in family companies. Mr. Zeevi is a former board member at The Center for Educational Technology (CET) which is dedicated to the advancement of the education system in Israel, in the Jewish world and around the globe, and a board member at Bat Sheva Dance Company. He is also a member of the Board of Governors of the Technion, the Israel Institute of Technology. Mr. Zeevi received his BSc in Industrial Engineering from Technion, Israel Institute of Technology.

Tami Rosen, 54, joined Pagaya in 2021 as the Chief People Officer. In April 2024, Ms. Rosen was appointed to the Board of Directors, as well as named Chief Development Officer and the Chair of Pagaya’s new strategic Advisory Board. As the Company’s first C-Suite hire, Ms. Rosen was instrumental in helping to scale Pagaya’s business, support M&A activities, attract and retain top talent, and assist in Pagaya’s successful public offering. Prior to joining Pagaya, Ms. Rosen served in various senior executive roles at Apple, Goldman Sachs, Atlassian, and Luminar Technologies, including Chief People Officer at both Atlassian, a software company (in 2020) and Luminar Technologies, a global automotive technology company (from 2018 to 2020). She pioneered Wall Street's first LGBTQ+ Ally Program at Goldman Sachs and conceptualized Atlassian's 'TEAM Anywhere' program, revolutionizing remote work norms. At Pagaya, she spearheaded the ‘Culture of Learning’ initiative, which emphasizes continuous growth. Ms. Rosen received her undergraduate degree from Binghamton University in Law and Society.

Dan Petrozzo, 60, has served as a director of the Company since 2018. Mr. Petrozzo is former Partner and Venture Partner at Oak HC/FT (from 2017 to 2024) where he focused on growth equity and early-stage venture opportunities in Fintech. He currently serves on the boards of Sure Inc. and Nokod Security Ltd. Previously, Mr. Petrozzo co-founded Verilume, a cloud computing company, which was sold to Intralinks in 2016. Mr. Petrozzo is a former partner at Goldman Sachs where he served as Global Head of Technology for Investments Management. He was also Chief Information Officer at Fidelity Investments and Co-Chief Information Officer at Morgan Stanley. He was also on the founding team at StorageApps, which was sold to Hewlett Packard. Mr. Petrozzo received his B.A. from Moravian College and his J.D. from Seton Hall University Law School.

Executive Officers

Evangelos Perros, 49, has been with Pagaya since 2021 and has served as Chief Financial Officer of the Company since February 2024. Prior to being named CFO, Mr. Perros served as the Interim CFO and, previously, the Company’s Deputy CFO and Head of Strategic Finance. With over 25 years of experience in the financial industry, Mr. Perros holds responsibility for all financial functions at Pagaya, including Investor Relations,Corporate Development and Strategy. Prior to joining Pagaya, he was a Managing Director at JP Morgan Chase, where he served in leadership positions in finance and investment banking, and most recently was a Managing Director and Head of Business Planning & Analysis at Apollo Global Management. Mr. Perros received his B.Sc. in Business Administration and Management from the University of Piraeus and his M.B.A.from Yale School of Management.

Sanjiv Das, 63, joined Pagaya as President in 2023. Mr. Das has over 30 years of experience in financial services and, in his role as President, oversees the strategy and growth of the Company’s commercial business. Prior to joining Pagaya, Mr. Das served as CEO of Caliber Home Loans, a NewRez-owned residential mortgage lending company. There, he delivered record year-over-year growth in the non-banking sector. Mr. Das has also held positions as CEO, President and Chairman of the Board for Citi's Mortgage Division, and as Head of all International Businesses at First Data, a KKR-owned company. He has also held senior roles at Morgan Stanley, American Express and Bank of America. Mr. Das received his bachelor’s degree in Mathematics from Delhi University and his M.B.A from the Indian Institute of Management Ahmedabad.

Cory Vieira, 47, joined Pagaya as Chief Accounting Officer in 2024. Before joining Pagaya, he served as Chief Accounting Officer at BHG Financial. His career spans over two decades, with several significant positions at American Express from 2011 to 2022 including as Vice President of M&A Controllership, Global Merchant Services, Global Treasury and Credit and Fraud Risk. Before American Express, he was a transaction advisor at GE Capital from 2008 to 2011, after working at PricewaterhouseCoopers. He is a Certified Public Accountant in New York State and holds a BS in Accounting from the University at Albany, SUNY, as well as an MBA from the NYU Stern School of Business.

Family relationships

There are no family relationships between any of the Company’s executive officers and directors.

Director Independence

Our Board of Directors has determined that each of Avi Zeevi, Harvey Golub, Dan Petrozzo, Alison Davis and Asheet Mehta is an “independent director” under the Nasdaq rules.

Our Board of Directors has further determined that each Director who is expected to serve as a member of the Audit Committee following the Annual Meeting, subject to shareholder approval, is “independent” for purposes of Rule 10A-3(b)(1) under the Exchange Act and that each member of the compensation committee of our Board of Directors satisfies the additional independence requirements applicable to compensation committees under the Nasdaq rules. All members of our Audit Committee also are financially sophisticated as required by the Nasdaq’s listing rules, and our Board of Directors has determined that Avi Zeevi and Alison Davis qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the rules.

We currently follow the corporate governance requirements of Nasdaq with respect to having a majority of our board of directors consist of independent directors. Under the Nasdaq rules, a foreign private issuer may follow its home country practice in lieu of certain of Nasdaq corporate governance requirements, including the requirement to have a majority of its board consist of independent directors. The Israel Companies Law does not require that a majority of our Board consist of independent directors.

Director Selection Process

The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee also considers recommendations from shareholders and others as it deems appropriate.

The Nominating and Corporate Governance Committee periodically reviews and recommends for approval by the Board criteria for membership on the Board and the skills and characteristics required of Board members. Among the qualifications considered in the selection of director candidates, the Nominating and Corporate Governance Committee considers experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.

Board Meetings

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Independent directors meet at regular executive sessions without management present. During fiscal year 2024, the Board held fourteen meetings and conducted certain business by unanimous consent. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board. Two of the then-serving Directors attended the annual meeting of shareholders held by the Company in December 2024. Directors are encouraged to attend the annual general meeting.

Board Leadership Structure

The Nominating and Corporate Governance Committee is responsible for the continuing review of the governance structure of the Board, and for recommending to the Board those structures and practices best suited to the Company and its shareholders. Our Board is currently led by our independent chairman, Avi Zeevi. The Board believes the current leadership structure ensures robust, independent oversight by the Board and our independent Chair.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing management’s execution of risk oversight and for assessing the Company’s approach to risk management. The Board exercises its responsibilities in Board meetings and through the Board’s four committees, each of which examines various components of both enterprise and emerging risks. Risk assessment is integral to the Board’s strategic planning and in the analysis of transactions and other matters presented to the Board, including capital expenditures, acquisitions, divestitures and other portfolio actions, and operational and financial matters.

Committees of the Company’s Board

The Company’s Board has the following standing committees: an Audit and Finance Committee; a Compensation Committee; a Nominating and Corporate Governance Committee; and a Risk Committee. In 2024, there were seven Audit and Finance Committee meetings, four Compensation Committee meetings, two Nominating and Corporate Governance Committee meetings and four Risk Committee meetings. Each of our committee members attended at least 75% of the meetings of each Board committee of which they were members.

Audit and Finance Committee

The Audit and Finance Committee (also known simply as the “Audit Committee”) is responsible, among its other duties and responsibilities, for overseeing Pagaya’s accounting and financial reporting processes, audits of financial statements, qualifications and independence of the independent registered public accounting firm, the effectiveness of internal control over financial reporting and the performance of the internal audit function and independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of Pagaya’s financial reporting, processes to manage business and financial risks and compliance with significant applicable legal, ethical and regulatory requirements. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

In addition, consistent with the requirement under the Companies Law that the board of directors of a public company must appoint an Internal Auditor, the Audit Committee is responsible for identifying irregularities in our business administration, including by consulting with the Internal Auditor as described below or with our independent registered public accounting firm, and suggesting corrective measures to the Pagaya Board; and reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of services) between Pagaya and its officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of Pagaya’s business and deciding whether to approve such acts and transactions if so required under the Companies Law. The Audit Committee is also responsible for recommending to the Pagaya Board the retention and termination of an Internal Auditor, as well as approving the Internal Auditor’s engagement fees and the yearly or periodic work plan proposed by the Internal Auditor.

The role of the Internal Auditor is, among other things, to review Pagaya’s compliance with applicable law and proper business procedure. Under the Companies Law, the Internal Auditor must meet specific standards of independence from Pagaya’s 5% shareholders and officer holders (and their relatives) and from Pagaya’s independent registered public accounting firm. Our Internal Auditor is Mr. Nir Zauberer, a partner at Deloitte Israel.

Under the Nasdaq listing rules, all members of the Audit Committee must satisfy the independence requirements of Rule 10A-3(b)(1) under the Exchange Act. The Pagaya Board has determined that each member of the Audit Committee is “independent” as defined under Nasdaq listing rules and Rule 10A-3(b)(1) under the Exchange Act. All members of the Audit Committee are financially sophisticated as required by the Nasdaq listing rules.

The members of Pagaya’s Audit Committee are Avi Zeevi, Harvey Golub, Dan Petrozzo, and Alison Davis with Avi Zeevi serving as chair of the Audit Committee. The Pagaya Board has determined that each of Avi Zeevi and Alison Davis qualifies as an audit committee financial expert within the meaning of SEC regulations. In making this determination, the board considered Mr. Zeevi and Ms. Davis’s formal education and previous and current experience in financial and accounting roles. The charter of the Audit Committee is available without charge at: https://investor.pagaya.com.

Compensation Committee

Pagaya’s Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of Pagaya, establishing the general compensation policies of Pagaya and reviewing, approving and overseeing the administration of the employee benefits plans of Pagaya.

In accordance with the Companies Law, the responsibilities of the Compensation Committee are, among others, as follows: making recommendations to the Pagaya Board with respect to the approval of the Compensation Policy and with respect to any extensions to the Compensation Policy five years after the completion of the business combination with EJF Acquisition Corp. (“EJFA Closing”) and thereafter once every three years; reviewing the implementation of the Compensation Policy and periodically making recommendations to the Pagaya Board with respect to any amendments or updates to the Compensation Policy; and resolving whether to approve arrangements with respect to the terms of office and employment of Office Holders (which under the Companies Law will also require the approval of the Pagaya Board and, in certain cases, the Pagaya shareholders).

The Pagaya Board has determined that each member of Pagaya’s Compensation Committee is “independent” as defined under Nasdaq listing standards.

The members of the Compensation Committee are Avi Zeevi and Dan Petrozzo. The charter of the Compensation Committee is available without charge at: https://investor.pagaya.com.

The Nominating and Corporate Governance Committee

Pagaya’s Nominating and Corporate Governance Committee is responsible for (i) overseeing and assisting the Pagaya Board in reviewing and recommending nominees for election as directors, (ii) assessing the performance of the members of the Pagaya Board and (iii) establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to the Pagaya Board a set of corporate governance guidelines applicable to Pagaya.

The Pagaya Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under Nasdaq listing rules. With regard to the nomination of future directors, such nomination is made by the full Board (both independent and non-independent directors together), consistent with Israel Companies Law. See “Director Independence” for a discussion of the home country rules that Pagaya follows in lieu of Nasdaq listing rules.

The members of the Nominating and Corporate Governance Committee are Harvey Golub and Avi Zeevi, with Avi Zeevi serving as chair of the Nominating and Corporate Governance Committee. The charter of the Nominating and Corporate Governance Committee is available without charge at: https://investor.pagaya.com.

Risk Committee

Pagaya’s Risk Committee is responsible for, among its other duties and responsibilities, (i) assessing and providing oversight to management relating to the identification and assessment of the material risks Pagaya faces, including strategic, operational, regulatory, and external risks inherent to Pagaya’s business and (ii) overseeing the implementation of risk management strategies, programs and policies.

The members of the Risk Committee are Harvey Golub, Dan Petrozzo, Tami Rosen and Asheet Mehta, with Dan Petrozzo serving as chair of the Risk Committee. The charter of the Risk Committee is available without charge at: https://investor.pagaya.com.

Compensation Committee Interlocks and Insider Participation: None

Messrs. Zeevi and Petrozzo each served as members of the Compensation Committee in 2024. All members of the Compensation Committee were independent directors, and no member was an employee or former employee of the Company. During 2024, none of our executive officers served on the Compensation Committee or Board of Directors of another entity whose executive officer served on our Compensation Committee or Board of Directors. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock.

Hedging and Pledging Practices

The Company does not permit any officer or director to hedge the economic risk of their ownership of any Company securities, which includes entering into any derivative transaction on Pagaya shares (e.g., any short-sale, prepaid variable forward contract, equity swap, collars, exchange funds). Any pledge of Company securities by an executive officer or director must be approved by the Board.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees of the Company that is designed to promote compliance with insider trading laws, rules and regulations. See Exhibit 19.1 to the Company’s 2024 Annual Report filed on Form 10-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Major Shareholders

The following table sets forth information regarding the beneficial ownership of Pagaya’s voting securities as of March 31, 2025, by:
●each person known by Pagaya to beneficially own more than 5% of the outstanding shares of Pagaya;
●each of Pagaya’s current executive officers and directors; and
●all of Pagaya’s current executive officers and directors as a group.

Unless otherwise indicated, Pagaya believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise noted herein, the number and percentage of Pagaya Ordinary Shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, a person is deemed to be a beneficial owner of a security if that person has sole or shared voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. In determining beneficial ownership percentages, Pagaya deems Class A ordinary shares, no par value (“Class A Ordinary Shares”), and Class B ordinary shares, no par value (the “Class B Ordinary Shares” and, collectively with the Class A Ordinary Shares, the “Ordinary Shares”) that a shareholder has the right to acquire, including the Pagaya Ordinary Shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2025, if any, to be outstanding and to be beneficially owned by the person with such right to acquire additional Ordinary Shares for the purposes of computing the percentage ownership of that person (including in the total when calculating the applicable beneficial owner’s percentage of ownership), but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise stated, the address of each named executive officer and director is c/o Pagaya Technologies Ltd., 335 Madison Avenue, New York, NY 10017.

The calculation of the percentage of beneficial ownership is based on 62,786,057 outstanding Class A Ordinary Shares, and 12,652,310 outstanding Class B Ordinary Shares, as of March 31, 2025.

	Ordinary Shares
Name and Address of Beneficial Owner	Class A Ordinary Shares	Class A %	Class B Ordinary Shares	Class B %	% of Total Voting Power
Five Percent Holders:
Viola Ventures IV Entities(1)	8,175,776	13.0%	—	—%	4.2%
Oak HC/FT Partners II, L.P.(2)	10,540,877	15.6%	—	—%	5.3%
BlackRock, Inc.(3)	3,212,196	5.1%	—	—%	1.7%
GIC Private Limited(4)	3,655,692	5.8%	—	—%	1.9%
Gal Krubiner(5)	523,076	*	10,665,384	56.9%	42.0%
Yahav Yulzari(6)	161,637	*	10,665,384	56.9%	41.9%
Avital Pardo(7)	283,125	*	12,296,914	57.3%	43.6%
Current Directors and Executive Officers of Pagaya:
Gal Krubiner(5)	523,076	*	10,665,384	56.9%	42.0%
Yahav Yulzari(6)	161,637	*	10,665,384	56.9%	41.9%
Avital Pardo(7)	283,125	*	12,296,914	57.3%	43.6%
Harvey Golub(8)	257,834	*	—	—%	*
Daniel Petrozzo(9)	233,634	*	—	—%	*
Avi Zeevi(10)	226,716	*	—	—%	*
Tami Rosen(11)	353,783	*	—	—%	*
Evangelos Perros(12)	100,623	*	—	—%	*
Sanjiv Das(13)	122,617	*	—	—%	*
Alison Davis(14)	6,250	*	—	—%	*

Asheet Mehta(15)	6,250	*	—	—%	*
All Directors and Executive Officers of Pagaya as a Group (11 persons)	2,275,545	3.6%	33,627,682	100.0%	83.6%

*	Less than one percent.

(1)
Represents 3,572,554 Class A Ordinary Shares held by Viola Ventures IV (A), L.P., 3,732,628 Class A Ordinary Shares held by Viola Ventures IV (B), L.P., 55,060 Class A Ordinary Shares held by Viola Ventures IV CEO Program, L.P., 205,666 Class A Ordinary Shares held by Viola Ventures Principals Fund, L.P. and 609,868 Class A Ordinary Shares held by Viola IV P, L.P. (collectively, the “Viola Ventures IV Entities”). Viola Ventures 4 Ltd. (“GP”), a Cayman Island limited liability company, serves as the sole general partner of Viola Ventures 4, L.P., a Cayman Island exempted limited partnership, which serves as the sole general partner of each of the Viola Ventures IV Entities. Shlomo Dovrat, Harel Beit-On and Avi Zeevi are directors of, and collectively indirectly hold a majority of the outstanding equity interests of, an entity that serves as the sole shareholder and sole director of the GP, and, in such capacity, share the voting power and dispositive power on behalf of the Viola Ventures IV Entities with respect to these shares. The address for the Viola Ventures IV Entities, the GP and the foregoing individuals is c/o Viola Ventures, 12 Abba Eban Avenue Ackerstein Towers Bldg. D Herzliya 4672530 Israel.

(2)
Represents (i) 5,540,877 Class A Ordinary Shares and (ii) 5,000,000 Series A Preferred Shares that are convertible into Class A Ordinary Shares. Investment and voting power of the shares is exercised by Ann Lamont, Andrew Adams and Patricia Kemp. The business address of Oak HC/FT is 2200 Atlantic Street, Suite 300, Stamford, Connecticut, 06902, USA.

(3)	Represents 3,212,196 Class A Ordinary Shares held by BlackRock, Inc. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001, USA.

(4)
The beneficially owned shares represent 3,655,692 Class A Ordinary Shares held by entities and/or persons affiliated with GIC Private Limited. The business address of GIC Private Limited is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(5)
Represents (i) 1,864,185 Class B Ordinary Shares, (ii) 523,076 Class A Ordinary Shares, (iii) 2,724,989 Class B Ordinary Shares held in trust for Gal Krubiner by Hamilton Trust Company of South Dakota LLC, as Trustee of the Azure Sea Trust (in trust for Gal Krubiner), (iv) 5,160,622 vested options to acquire Class B Ordinary Shares and (v) 915,588 options subject to performance-based vesting that may be exercised into restricted Class B Ordinary Shares. Such performance-based options are not subject to any continued employment vesting condition.

(6)
Represents (i) 4,589,174 Class B Ordinary Shares, (ii) 161,637 Class A Ordinary Shares, (iii) 5,160,622 vested options to acquire Class B Ordinary Shares and (iv) 915,588 options subject to performance-based vesting that may be exercised into restricted Class B Ordinary Shares. Such performance-based options are not subject to any continued employment vesting condition.

(7)
Represents (i) 2,640,628 Class B Ordinary Shares, (ii) 283,125 Class A Ordinary Shares, (iii) 833,333 Class B Ordinary Shares held in Adams Holdings Group Limited and beneficially owned by Avital Pardo (iv) 7,449,574 vested options to acquire Class B Ordinary Shares and (iv) 1,373,379 options subject to performance-based vesting that may be exercised into restricted Class B Ordinary Shares. Such performance-based options are not subject to any continued employment vesting condition.

(8)
Represents (i) 17,562 Class A Ordinary Shares, (ii) 205,747 vested options to acquire Class A Ordinary Shares, (iii) 6,250 RSUs that will vest within 60 days of March 31, 2025, and (iv) 28,275 options subject to performance-based vesting that may be exercised into restricted Class A Ordinary Shares.

(9)
Represents (i) 86,012 Class A Ordinary Shares, (ii) 117,810 vested options to acquire Class A Ordinary Shares, (iii) 6,250 RSUs that will vest within 60 days of March 31, 2025, and (iv) 23,562 options subject to performance-based vesting that may be exercised into restricted Class A Ordinary Shares. The address of Mr. Petrozzo is 35 Barron Hill Road, Easton, Pennsylvania, 18042, USA.

(10)
Represents (i) 47,562 Class A Ordinary Shares, (ii) 144,086 vested options to acquire Class A Ordinary Shares, (iii) 6,250 RSUs that will vest within 60 days of March 31, 2025, and (iv) 28,818 options subject to performance-based vesting that may be exercised into restricted Class A Ordinary Shares.

(11)
Represents (i) 38,181 Class A Ordinary Shares, (ii) 273,706 vested options to acquire Class A Ordinary Shares, (iii) 28,467 RSUs that will vest within 60 days of March 31, 2025, and (iv) 13,429 options subject to performance-based vesting that may be exercised into restricted Class A Ordinary Shares.

(12)
Represents (i) 54,029 Class A Ordinary Shares, (ii) 23,822 vested options or options that will vest within 60 days of March 31, 2025 to acquire Class A Ordinary Shares, and (iii) 22,772 RSUs that will vest within 60 days of March 31, 2025.

(13)	Represents (i) 91,163 Class A Ordinary Shares, and (ii) 31,454 RSUs that will vest within 60 days of March 31, 2025.

(14)	Represents 6,250 RSUs that will vest within 60 days of March 31, 2025.

(15)	Represents 6,250 RSUs that will vest within 60 days of March 31, 2025.

Significant Changes in Ownership

To our knowledge, other than as disclosed in this Annual Report and our other filings with the SEC, there has been no significant change in the percentage ownership held by any major shareholder since January 1, 2021, except as follows: (i) Oak HC/FT Partners II, LP increased their ownership of the Company from 12.4% as of March 31, 2023 to 19.2%, consisting of both Class A Ordinary Shares and Class A Preferred Shares, as of January 19, 2024; (ii) Tiger Global Management LLC (“Tiger Global”) owned 10.6% of our Class A Ordinary Shares as of March 31, 2023 and, according to a Form 13G filed by Tiger Global, owned 2.6% of our Class A Ordinary Shares on August 2, 2023; (iii) Saro L.P. decreased their ownership of the Company from 8.5% of our Class A Ordinary Shares as of February 29, 2024 to 4.6% of our Class A Ordinary Shares as of November 11, 2024 according to a Form 13G/A filed by Saro, L.P.; and (iv) BlackRock, Inc. owned 6.5% of our Class A Ordinary Shares as of September 30, 2024 according to a Form 13G filed by BlackRock, Inc.

Voting Rights

Neither our major shareholders nor our directors and executive officers listed above had or have voting rights with respect to their Ordinary Shares that are different from the voting rights of other holders of our Ordinary Shares, except that each Class A Ordinary Share is entitled to one vote per share and each Class B Ordinary Share is be entitled to ten votes per share. For additional information about our dual class structure, see Exhibit 3.1 to this Annual Report, which is incorporated by reference herein.

Change in Control Arrangements

We are not aware of any arrangement that may at a subsequent date, result in a change of control of the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

This section discusses the material components of the executive compensation program for Pagaya’s executive officers who were “named executive officers” for 2024. For 2024, Pagaya’s “named executive officers” and their positions were as follows:

●Gal Krubiner, Chief Executive Officer and Director;

●Evangelos Perros, Chief Financial Officer;

●Sanjiv Das, President;

●Tami Rosen, Chief People Officer (through April 8, 2024), Chief Development Officer and Director (since April 8, 2024); and

●Avital Pardo, Chief Technology Officer.

Pagaya is an emerging growth company and therefore is subject to reduced disclosure obligations regarding executive compensation, including only being required to provide disclosure with respect to three current “named executive officers” (the chief executive officer and the Company's two most highly compensated current executive officers who are not the chief executive officer) and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation. The Company is also subject to a requirement to disclose compensation paid to up to two former executive officers if, but for the individual not being an executive officer at the end of 2024, they would have been named executive officers.

Under the Companies Law, Pagaya is required to disclose compensation paid to the five most highly compensated “office holders” (as defined in the Companies Law – broadly speaking, any director, the chief executive officer, and any manager who reports directly to the chief executive officer).

Summary Compensation Table

The table below provides information with respect to the fiscal years ended December 31, 2024 and December 31, 2023 regarding the compensation of the named executive officers. Amounts are rounded to the nearest thousand.

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	All other compensation ($)	Total ($)
Gal Krubiner	2024	$1,000,000	$2,000,000	$—	$—	$703,000	$3,703,000
	2023	$1,000,000	$500,000	$—	$—	$650,000	$2,150,000
Avital Pardo	2024	$1,000,000	$—	$—	$—	$122,000	$1,122,000
Sanjiv Das	2024	$1,400,000	$127,000	$729,000	$6,206,000	$27,000	$8,489,000
Evangelos Perros	2024	$608,000	$762,000	$2,915,000	$—	$5,000	$4,290,000
Tami Rosen	2024	$650,000	$400,000	$1,822,000	$—	$132,000	$3,004,000
	2023	$650,000	$400,000	$1,515,000	$—	$11,000	$2,576,000

(1) Amounts payable in this bonus column represent an annual performance bonus determined by the Pagaya Board, based on performance during the previous calendar year and actually paid to the named executive officers.
(2) Amounts reflect the full grant-date fair value of restricted stock units (“RSUs”) or options calculated in accordance with ASC Topic 718.
(3) Total option award with 4 year vesting schedule.
(4) Salary amount includes an additional payment of $750,000 as set forth in Mr. Das’s employment agreement, described below.

Narrative Disclosure to Summary Compensation Table

Elements of Pagaya’s Executive Compensation Program

For the year ended December 31, 2024, the compensation for each named executive officer generally consisted of a base salary, performance-based cash bonus (paid in 2024 for the 2023 performance year), stock options, restricted stock units, standard employee benefits and certain perquisites. These elements (and the amounts of compensation and benefits under each element) have been included under the Company’s compensation policies and were selected because Pagaya believes they are necessary to help attract and retain executive talent which is fundamental to its success. Below is a more detailed summary of the current executive compensation program as it relates to Pagaya’s named executive officers.

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to Pagaya. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Our named executive officers had the following annual base salaries during fiscal year 2024, as determined by the Pagaya Board or compensation committee, as applicable: Gal Krubiner, $1,000,000; Avital Pardo, $1,000,000 Sanjiv Das, $650,000 (plus an additional payment of $750,000 as set forth in Mr. Das’s employment agreement, described below); Evangelos Perros, $650,000 (as of March 1, 2024); and Tami Rosen, $650,000.

Annual Incentive Compensation

Pagaya maintains a cash-based annual incentive compensation program in which certain of its employees, including the named executive officers, are eligible to receive bonuses based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by the Pagaya Board and Pagaya’s chief executive officer (other than with respect to his own performance). Such awards are designed to incentivize the named executive officers with a variable level of compensation that is based on performance measures and target bonus amounts established by Pagaya’s Board or compensation committee, as applicable.

The annual incentive awards for 2024, which were paid in 2025, for our named executive officers were based on the following three key performance indicators that Pagaya uses to measure its overall performance: Revenue, Adjusted EBITDA and FRLPC (fee revenue less production costs). Revenue and Adjusted EBITDA are two metrics that the Company describes in its SEC filings. FRLPC is a non-GAAP metric defined as revenues from fees less production costs, which the Company has historically used to evaluate productivity. The targets for Revenue and Adjusted EBITDA for 2024 were $925 million for Revenue and $150 million for Adjusted EBITDA and were based on the 2024 guidance for these metrics previously publicly disclosed by Pagaya in February 2024. The target for FRLPC of $275 million for the 2024 fiscal year was based on targets discussed in our quarterly earnings materials.

The Pagaya Board determined and the Company’s shareholders approved that, for 2024, the previously-described performance metrics for the annual incentive plan be weighted as follows: thirty five percent (35%) for Revenue, thirty five percent (35%) for FRLPC; thirty percent (30%) for Adjusted EBITDA. In addition to the above formulaic annual incentive payment and any guaranteed bonus amounts in a named executive officers’ employment agreement, the Pagaya Board or the compensation committee has the authority to award each of the named executive officers a discretionary portion of their bonus.

Finally, the annual incentive awards for 2024 included the following performance multipliers applicable for each metric: 0%, 75%, 100%, 150%, 200% and 300%. If Pagaya exactly met the target for a particular metric, then a multiplier of 100% was assigned. If Pagaya exceeded the target or fell short of the target, a multiplier was assigned based on how much the metric’s actual performance was greater than or less than the target.

The actual bonuses received in 2025 by Pagaya’s named executive officers were less than what they were eligible for based on the Company's 2024 performance relative to the performance metrics described above. The amounts the Company actually paid to the named executive officers in the first quarter of 2025, were: $2,500,000 for Mr. Krubiner; $1,150,000 for Mr. Perros; $1,100,000 for Mr. Das; $600,000 for Ms. Tami Rosen; and $0 for Mr. Pardo.

Equity Compensation

In 2024, Pagaya granted equity awards to certain of its named executive officers under Pagaya’s 2022 Share Incentive Plan (the “2022 Plan”). In April of 2024, Mr. Perros was granted 273,224 RSUs, Mr. Das was granted 183,333 RSUs, and Ms. Rosen was granted 170,765 RSUs. For Mr. Perros’s award, one sixth of the total RSUs vested each on August 1, 2024 and January 1, 2025, and the remaining two thirds of the grant shall vest over the following 24 months in equal quarterly installments on April 1, 2025, July 1, 2025, October 1, 2025, January 1, 2026, April 1, 2026, July 1, 2026, October 1, 2026 and January 1, 2027. For Mr. Das’s award, one quarter of the total RSUs vested on April 16, 2024, and another one eighth of RSUs vest every three months thereafter. For Ms. Rosen’s award, one-third of the RSUs vested on each of October 1, 2024 and January 1, 2025, and the remaining 1/3 of the RSUs shall vest thereafter in two equal installments on April 1, 2025 and July 1, 2025. Mr. Krubiner and Mr. Pardo did not receive any equity awards during 2024.

Other Elements of Compensation

Retirement Plans

Pagaya maintains a tax-qualified defined contribution plan (the “401(k) Plan”) for employees in the United States, under which our employees located in the United States, including our named executive officers, are eligible to participate. Under the 401(k) Plan, participants may defer a portion of their annual compensation on a pre-tax basis. In addition, Pagaya makes a matching contribution of up to $5,000 of a participant’s contribution, which amount is reflected in the “All Other Compensation” column of the Summary Compensation Table for each of our named executive officers except Mr. Pardo.

Pagaya does not provide a pension plan for employees (other than as may be statutorily required by applicable law) and none of the named executive officers participates in a nonqualified deferred compensation plan.

Other Employee Benefits and Perquisites

All of Pagaya’s full-time employees in the United States, including the named executive officers who live in the United States, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care, flexible spending accounts, short-term and long-term disability insurance and life insurance.

In addition to the employee benefits available to all of our eligible employees, certain of our named executive officers receive benefits that Pagaya believes are necessary and appropriate to provide a competitive compensation package to its named executive officers. Accordingly, the “All Other Compensation” column of the Summary Compensation Table includes the following perquisites for 2024: for Mr. Krubiner: housing expenses ($378,000), ground transportation ($112,000), reimbursement of personal expenses ($105,000) as provided for under Mr. Krubiner’s employment agreement (described in more detail below), administrative support ($86,000), admission to a sporting event and storage costs; for Mr. Pardo: ground transportation ($64,000), housing expenses ($50,000) and administrative support; for Mr. Das: relocation expenses, admission to a sporting event and a gift; and for Ms. Rosen: housing expenses ($123,000), admission to a sporting event and a gift. Pagaya did not provide any perquisites to Mr. Perros that equaled or exceeded $10,000 in 2024. For 2023, amounts in the “All Other Compensation” column of the Summary Compensation Table for Mr. Krubiner have been updated to include housing expenses ($351,000), reimbursement of personal expenses ($105,000) as provided for under Mr. Krubiner’s employment agreement (described in more detail below), administrative support ($97,000), ground transportation ($94,000) and storage costs.

How Compensation Decisions Are Made

At Pagaya, we maintain a compensation philosophy that adheres to four pillars: (1) maintain a team approach; (2) compete effectively for talent; (3) pay for performance and (4) drive ownership and shareholder alignment. In connection with Pagaya’s belief in a pay-for-performance culture, Pagaya sets challenging incentive metrics and goals which are measurable and not subject to interpretation. Pagaya also designs its pay programs with the intent that they be durable and grow with Pagaya as the Company matures. The Company’s equity program is designed to ensure that our executives are aligned with our shareholders, and compensation programs are reviewed at least annually to ensure alignment across all stakeholders.

The Compensation Committee works directly with senior management and the Committee’s compensation consultant to provide a decision-making framework for use by the Committee in determining annual incentive payouts for the Company’s senior executives. This framework considers, the assessment of performance against commitments in the year, both qualitative and quantitative, for each executive, as well as progress against strategic objectives, an analysis of the Company’s total performance over the year and the overall Company incentive score. The Committee considers all of this information in developing its recommendations, which are then presented to the independent members of the Pagaya Board for further review, discussion, and final approval.

Compensation Committee Consultant

The Committee enters into a consulting agreement with its outside compensation consultant on an annual basis. In 2024, the Committee retained Semler Brossy as its compensation consultant to advise the Committee on market practices and the Company’s programs. The consultant’s work for the Committee includes data analyses, market assessments and preparation of related reports. From time to time, the Committee seeks the views of the consultant on items such as incentive program design and market practices. Semler Brossy does not perform any other work for the Company. The Committee determined that there is no conflict of interest with regard to Semler Brossy.

Executive Employment Arrangements

Pagaya has entered into or will enter into written employment or service agreements with each of its executive officers. The agreements provide the terms of each individual’s employment or service with Pagaya, as applicable. Each employment and services agreement contains provisions regarding non-competition, non-solicitation, confidentiality of information and assignment of inventions. The enforceability of the non-competition covenants is subject to limitations.

Either Pagaya or the executive officer may terminate the applicable executive officer’s employment or service by giving written notice to the other party. Pagaya may also terminate an executive officer’s employment or services agreement for cause (as defined in the applicable employment or services agreement). In the case of the Chief Executive Officer, the Pagaya Articles require a decision by a regular majority of the directors present and voting on such matter if the termination is for cause. The Pagaya Articles further provide that, until the sixth anniversary of the EJFA Closing, the Chief Executive Officer can be terminated other than for cause only by a supermajority of at least 75% of the directors then in office, and thereafter such termination shall require a decision of the Pagaya Board by a regular majority of the directors present and voting on such matter. The terms and conditions of the employment agreements are described in more detail below.

Gal Krubiner

On November 12, 2024, we entered into an amended and restated executive employment agreement with Mr. Krubiner, our Chief Executive Officer, which provides for (i) an annual base salary of $1,000,000 subject to a 10% annual increase for the first five years following the EJFA Closing (which Mr. Krubiner waived in 2023, 2024 and 2025) and (ii) an annual cash incentive bonus determined in the discretion of the Pagaya Board based on Pagaya’s Compensation Policy for Executive Officers and Directors (the “Compensation Policy”) (subject to shareholder approval where required). In addition, Mr. Krubiner is entitled to (i) use the service of one or more executive assistants who may assist him with personal matters, (ii) annual allowance for personal expenses in the amount of up to $105,000 and (iii) housing accommodations and tax gross-ups for personal taxes in connection with any such housing accommodations while Mr. Krubiner is in the United States and while he is traveling on behalf of the Company.

Tami Rosen

On November 12, 2024, we entered into an amended and restated executive employment agreement with Ms. Rosen, our Chief Development Officer, which provides for (i) an annual base salary of $650,000, and (ii) for the calendar year 2024, a guaranteed minimum cash bonus in the amount of $600,000 (the “2024 Guaranteed Bonus”). In addition to the 2024 Guaranteed Bonus, Ms. Rosen may receive an additional discretionary bonus for 2024 if/to the extent Ms. Rosen meets key performance indicators for her, which were approved by the Company’s CEO in May 2024. Following the 2024 calendar year, Ms. Rosen shall be entitled to receive an annual cash bonus in the minimum target amount of $600,000. The actual amount of such bonus shall be in the discretion of the Company’s Chief Executive Officer and the Pagaya Board and will be determined based on the Compensation Policy.

Sanjiv Das

On March 12, 2025, we entered into an amended and restated executive employment agreement with Mr. Das, our President, which provides for (i) an annual base salary of $650,000, (ii) an additional payment of $750,000 to be paid over the course of the year following Mr. Das’s first anniversary of employment with the Company and expiring on Mr. Das’s second anniversary of employment with the Company and (iii) eligibility to receive an annual cash bonus in the target amount of $600,000, with the actual amount determined in the discretion of the Company’s Chief Executive Officer and the Pagaya Board based on the Compensation Policy.

Evangelos Perros

On March 12, 2025, we entered into an amended and restated executive employment agreement with Mr. Perros, our Chief Financial Officer, which provides for (i) an annual base salary of $650,000, (ii) a performance cash bonus of $250,000 for the 2024 calendar year and (iii) eligibility to receive an annual cash bonus in the target amount of $600,000, with the actual amount determined in the discretion of the Company’s Chief Executive Officer and the Pagaya Board based on the Compensation Policy.

Avital Pardo

On March 12, 2025, we entered into an amended and restated executive employment agreement with Mr. Pardo, our Chief Technology Officer, which provides for (i) an annual base salary of $1,000,000 subject to a 10% annual increase for the first five years following the EJFA Closing (which Mr. Pardo waived in 2023, 2024 and 2025) and (ii) an annual cash incentive bonus determined in the discretion of the Company’s CEO and the Pagaya Board based on the Compensation Policy (subject to shareholder approval where required). In addition, Mr. Pardo is entitled to use the service of one or more executive assistants who may assist him with personal matters.

Potential Payments upon Termination or Change in Control

Our employment agreements with named executive officers provide that, in the event that one of our named executive officers’ employment is terminated by the Company without “Cause” or by the executive for “Good Reason”, subject to such executive’s executing and not revoking a general release and complying with twelve-month post-employment covenants not to compete or to solicit employees, customers or clients, our named executive officers would be entitled to:

●For Messrs. Krubiner and Pardo: (i) twelve months of base salary continuation, (ii) a pro-rated annual cash incentive bonus at target and (iii) Company payment of a portion of COBRA premiums for up to twelve months so that the cost for coverage is commensurate with active employees.
●For Messrs. Das and Perros and Ms. Rosen: (i) six months of base salary continuation, (ii) a pro-rated annual cash incentive bonus at target and (iii) Company payment of a portion of COBRA premiums for up to six months so that the cost for coverage is commensurate with active employees.

Notwithstanding the foregoing, in the event such termination by the Company without “Cause” or by the executive for “Good Reason” occurs within twelve months immediately following a “change in control,” subject to such executive’s executing and not revoking a general release and complying with twelve-month post-employment covenants not to compete or to solicit employees, customers or clients, our named executive officers would be entitled to:

●For Messrs. Krubiner and Pardo: (a) a lump sum payment in the amount of eighteen months of base salary, (b) a full annual cash incentive bonus at target plus any unpaid prior year bonus at target, (c) Company payment of a portion of COBRA premiums for up to twelve months so that the cost for coverage is commensurate with active employees, and (d) accelerated vesting of all outstanding equity awards.
●For Messrs. Das and Perros and Ms. Rosen:(a) a lump sum payment in the amount of twelve months of base salary, (b) a full annual cash incentive bonus at target plus any unpaid prior year bonus at target, (c) Company payment of a portion of COBRA premiums for up to twelve months so that the cost for coverage is commensurate with active employees, and (d) accelerated vesting of all outstanding equity awards.

Clawback Disclosures

On November 29, 2023, the Compensation Committee of the Pagaya Board approved an Incentive Compensation Recoupment Policy providing for the Company’s recoupment of recoverable incentive compensation that is received by covered officers of the Company under certain circumstances, in compliance with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608. See Exhibit 97.1 to the Company’s Form 10-K, filed with Securities and Exchange Commission on March 12, 2025. The Company has not recouped compensation, or attempted to recoup compensation, from any employee to date.

Policies on the Timing of Equity Awards

Equity awards, including stock option awards, granted as part of annual total compensation for senior leaders and other employees, are approved by the Compensation Committee on or before the grant date. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, following which they approve equity awards for NEOs as well as any other stock option award recipients. Such equity awards are then granted during the Company’s annual executive equity award grant period, typically in March, which the Compensation Committee believes is a sufficient amount of time for the public markets to absorb our fiscal year-end financial results. On occasion, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. While the Compensation Committee has discretionary authority to grant equity awards outside of the cycle described above, it does not have a practice or policy of granting equity awards in anticipation of the release of material non-public information and, in any event, we do not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally affects the value of executive compensation.

During the fiscal year ended December 31, 2024, we did not award any options to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.

Outstanding Equity Awards at Fiscal Year End 2024

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
	(Exercisable)	(Unexercisable)
Gal Krubiner(2)	582,680	—	$0.44	8/11/2030
	4,577,942	915,588	$18.96	3/17/2031

Avital Pardo(3)	582,680	—	$0.44	8/11/2030
	6,866,894	1,373,379	$18.96	3/17/2031

Sanjiv Das(4)	—	700,000	$15.00	10/16/2034	142,894	$1,327,485

Evangelos Perros(5)	7,175	4,670	$51.36	12/29/2031	231,844	$2,153,831
	14,311	—	$12.24	2/24/2033

Tami Rosen(6)	218,644	—	$10.68	3/17/2031	129,474	$1,202,813
	18,665	—	$10.68	6/27/2031
	8,174	—	$12.24	2/24/2033
	—	2,920	$51.36	12/29/2031
	4,672	2,918	$51.36	12/29/2031
	7,461	14,922	$51.36	12/29/2031
	7,460	—	$12.24	2/24/2033
(1) Based on $9.29 per share, the closing price of December 31, 2024.

(2) Represents (i) 582,680 outstanding options of which 1/4th of the shares subject to the option became vested and exercisable on May 21, 2021, and 1/16th of the shares subject to the option shall become vested and exercisable every three months thereafter and (ii) 5,493,530 outstanding options of which 1/2nd of the shares subject to the option became vested and exercisable on June 22, 2022, 1/3rd of the shares subject to the option became vested and exercisable on August 21, 2022, and the remainder of the shares subject to the option shall become vested and exercisable with the attainment of meeting the remaining performance goal specified in the option agreement.

(3) Represents (i) 582,680 outstanding options of which 1/4th of the shares subject to the option became vested and exercisable on May 21, 2021, and 1/16th of the shares subject to the option shall become vested and exercisable every three months thereafter and (ii) 8,240,273 outstanding options of which 1/2nd of the shares subject to the option became vested and exercisable on June 22, 2022, 1/3rd of the shares subject to the option became vested and exercisable on August 21, 2022, and the remainder of the shares subject to the option shall become vested and exercisable with the attainment of meeting the remaining performance goal specified in the option agreement.

(4) Represents (i) 700,000 outstanding options of which 1/4th of the shares subject to the option shall become vested on October 16, 2025, October 16, 2026, October 16, 2027, and October 16, 2028, (ii) 1/4th of the total 183,333 RSUs initially subject to this award vested on April 16, 2024, 1/8th vested on July 16, 2024 and October 16, 2024, and 1/8th of the total units initially subject to this award vest every three months thereafter, and (iii) 1/4th of the total 68,306 RSUs initially subject to this award vested on October 1, 2024, 1/4th shall become vested on January 1, 2025, and 1/8th of the total units initially subject to this award vest every three months thereafter.

(5) Represents (i) 11,845 outstanding options of which 7,175 shares subject to the option became vested exercisable on November 30, 2024, and 1,168 shares shall become vested every three months thereafter, (ii) 14,311 outstanding options that are fully vested and exercisable as of December 31, 2024, (iii) 1/4th of the total 33,333 RSUs initially subject to this award vested on April 1, 2023 and January 1, 2024, and 1/8th of the total units initially subject to this award vest every three months thereafter, and (iv) 1/6th of the total 273,224 RSUs initially subject to this award vested on August 1, 2024, 1/6th shall become vested on January 1, 2025, and 1/12th of the total units initially subject to this award vest every three months thereafter.
(6) Represents (i) 218,644 outstanding options became fully vested and exercisable on February 29, 2024, (ii) 18,665 outstanding options that became fully vested and exercisable on February 29, 2024, (iii) 8,174 outstanding options that are fully vested and exercisable as of December 31, 2023, (iv) 2,920 outstanding options of which 2/5th, 1/5th and 2/5th of the shares subject to the option shall become vested and exercisable on March 31, 2025, June 30, 2025 and March 31, 2026, respectively, (v) 7,590 outstanding options of which 2/5th, 1/5th and 2/5th of the shares subject to the option shall become vested and exercisable on March 31, 2025, June 30, 2025 and March 31, 2026, respectively, (vi) 22,383 outstanding options of which 1/3rd of the shares that subject of the option shall become vested and exercisable each on March 31, 2024 and March 31, 2025 and March 31, 2026, respectively, (vii) 7,460 outstanding options that are fully vested and exercisable as of December 31, 2023, (viii) 1/4th of the total 125,000 RSUs initially subject to this award vested on each of October 31, 2023 and January 31, 2024, and 1/8th of the total units initially subject to this award vest every three months thereafter, (ix) 1/3rd of the total 170,765 RSUs initially subject to this award vested on October 1, 2024, 1/3rd shall become vested on January 1, 2025, and 1/6th of the total units initially subject to this award vest every three months thereafter.

Non-Employee Director Compensation

In 2022, Pagaya’s shareholders approved a non-employee director compensation package which provides that, upon the commencement of a new term, non-employee directors of Pagaya (other than the Chairman of the Pagaya Board) receive (i) $40,000 in annual cash fees, (ii) an additional $10,000 in annual cash fees for the chair of any committee of the Pagaya Board and (iii) an annual equity award with a grant date value of $300,000, which will vest in equal quarterly installments over one year. The Chairperson of the Pagaya Board receives $250,000 in annual cash fees, plus the same equity award as described in clause (iii) above.

Director Compensation Table

The following table shows for the fiscal year ended December 31, 2024 certain information with respect to the compensation of our non-employee directors. Amounts are rounded to the nearest thousand.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Avi Zeevi	$290,000	$224,000	$—	$—	$—	$—	$514,000
Dan Petrozzo	$50,000	$224,000	$—	$—	$—	$—	$274,000
Harvey Golub	$40,000	$224,000	$—	$—	$—	$—	$264,000
Mircea Ungureanu(3)	$—	$—	$—	$—	$—	$—	$—
Amy Pressman(3)	$14,000	$103,000	$—	$—	$—	$—	$117,000
Nicole Torraco(3)	$40,000	$—	$—	$—	$—	$—	$40,000
Alison Davis	$—	$168,000	$—	$—	$—	$—	$168,000
Asheet Mehta	$—	$168,000	$—	$—	$—	$—	$168,000
(1) Consistent with the non-employee director compensation package described above, the differences in the amounts shown above among non-employee directors reflect committee service (or lack thereof), which varies among directors.
(2) Amounts reflect the full grant date fair value of RSU awards, calculated in accordance with ASC Topic 718.
(3) No longer a director of Pagaya.

In addition to the non-employee directors listed above, Mr. Krubiner, the Company’s Chief Executive Officer, Mr. Pardo, the Company’s Chief Technology Officer, Mr. Yulzari, the Company’s Chief Business Officer, and Ms. Rosen, the Company’s Chief Development Officer, are each executive officers of the company and members of the Pagaya Board but do not receive any additional compensation for services provided as a director. The compensation for the foregoing directors with respect to their roles as executive officers of the Company is set forth in the Summary Compensation Table.

Compensation Policy under the Companies Law

In general, under the Companies Law, a public company must have a compensation policy approved by the board of directors after receiving and considering the recommendations of the compensation committee. In addition, a compensation policy must be approved at least once every three years, first, by the issuer’s board of directors, upon recommendation of its compensation committee, and second, by a simple majority of all votes present and voting at a shareholder meeting (excluding abstentions), provided that either:

• at least a majority of the votes cast by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting (excluding abstentions) are in favor of the compensation package; or

• the total number of votes cast by non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the compensation package does not exceed 2% of the aggregate voting rights in the company.

In the event that the shareholders fail to approve the compensation policy in a duly convened meeting as provided above, the Pagaya Board may nevertheless override that decision, provided that the compensation committee and then the Pagaya Board decide, on the basis of detailed reasons and after further review of the compensation policy, that approval of the compensation policy is for the benefit of the company despite the failure of the shareholders to approve the policy.

If a company that adopts a compensation policy in advance of its initial public offering (or in this case, prior to the EJFA Closing) describes the policy in its prospectus for such offering, then that compensation policy shall be deemed validly adopted in accordance with the Companies Law and will remain in effect for a term of five years from the date the company becomes a public company.

The compensation policy must serve as the basis for decisions concerning the financial terms and other compensation terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must address certain factors, including: advancement of the company’s objectives, business plan and long-term strategy; creation of appropriate incentives for office holders considering, among other things, the company’s risk management policy; size and the nature of its operations; and with respect to variable compensation components, the contribution of the office holder to advancing the company’s targets and increasing its profits with a long-term view and based on the position of the office holder. The compensation policy must furthermore consider the following additional factors:

• the education, skills, experience, expertise and accomplishments of the relevant office holder;

• the office holder’s position, responsibilities and prior compensation agreements with him or her;

• the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company; in particular the ratio between such cost, on the one hand, and the average and median cost of employment of such other employees of the company and its contractors, on the other hand, as well as the impact of such disparities on the work relationships in the company;

• if the terms of employment include variable components - the possibility of reducing variable components at the discretion of the board of directors and the possibility of setting a limit on the value of non-cash variable equity-based components; and

• if the terms of employment include severance compensation - the term of employment or office of the office holder, the terms of his or her compensation during such period, the company’s performance during such period, his or her individual contribution to the achievement of the company goals and the maximization of its profits and the circumstances under which he or she is leaving the company.

The compensation policy must also include, among other things:

• with regard to variable components of compensation:

1. with the exception of office holders who report directly to the chief executive officer, provisions determining the variable components on the basis of long-term performance and on measurable criteria; however, the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, if such amount is not higher than three monthly salaries per annum, while taking into account such office holder’s contribution to the company; and

2. the ratio between variable and fixed components, as well as the limit on the values of variable components at the time of their grant; provided, however, that non-cash variable equity components shall have a value cap/limit measured on its date of grant.

• a condition under which the office holder will return to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of his or her terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

• the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

• a limit on retirement grants.

Our Compensation Policy, which became effective upon the EJFA Closing, is designed to promote retention and motivation of directors and executive officers, incentivize superior individual excellence and align the interests of our directors and executive officers with our long-term performance, while simultaneously discouraging them from taking excessive risks in their pursuit of such goals. To that end, a portion of an executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our Compensation Policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm Pagaya in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

The Compensation Policy also addresses Pagaya’s executive officers’ individual characteristics (such as their respective positions, education, scope of responsibilities and contribution to the attainment of its goals) as the basis for compensation variation among its executive officers and considers the internal ratios between compensation of its executive officers and directors and other employees. Pursuant to the Compensation Policy, the compensation that may be granted to an executive officer may include base salary, annual bonuses and other cash bonuses (such as a signing bonus and special bonuses), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary. In addition, the total variable compensation components (cash bonuses and equity- based compensation) may not exceed 95% of each executive officer’s total compensation package with respect to any given calendar year.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to Pagaya’s executive officers (other than its chief executive officer) may be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by the chief executive officer and may be based entirely on a discretionary evaluation, subject to the approval of the compensation committee and the Pagaya Board. Furthermore, Pagaya’s chief executive officer will be entitled to set performance objectives for the office holders, including those who also serve as directors, and for those office holders who are also directors such performance objectives will be further approved by the compensation committee and by the Pagaya Board.

The measurable performance objectives of Pagaya’s chief executive officer will be determined annually by the compensation committee and the Pagaya Board and will include the weight to be assigned to each achievement in the overall evaluation. A less significant portion of the chief executive officer’s annual cash bonus may be based on a discretionary evaluation of the chief executive officer’s overall performance by the compensation committee and the Pagaya Board based on quantitative and qualitative criteria.

The equity-based compensation under the Compensation Policy for Pagaya’s executive officers is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus. Primary objectives include enhancing the alignment between the executive officers’ interests and Pagaya’s long-term interests and those of its shareholders and strengthening the retention and the motivation of executive officers in the long-term. The Compensation Policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with its share incentive plan then in place. All equity-based incentives granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. Equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, the Compensation Policy contains compensation recovery provisions which allows Pagaya under certain conditions to recover bonuses paid in excess, enables its chief executive officer to approve immaterial changes in the terms of employment of an executive officer (provided that the changes of the terms of employment are in accordance our compensation policy) and allows Pagaya to exculpate, indemnify and insure its executive officers and directors subject to certain limitations as set forth therein.

The Compensation Policy also provides for compensation to the members of the Pagaya Board either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, subject to the exemptions afforded by the Companies Regulations (Relief for Public Companies Whose Securities are Listing for Trading on a Stock Exchange Outside of Israel),

5760-2000, as such regulations may be amended from time to time, if Pagaya at any time is required or elects to appoint external directors, after having opted out of such requirement pursuant to the anticipated composition of its shareholdings immediately following the EJFA Closing, or (ii) in accordance with the amounts determined in the compensation policy and subject to applicable law.

Related Party Transactions

The Israeli Companies Law requires that an “office holder” (as defined in the Israel Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company. Each of our directors and executive officers is an “office holder” under the Israel Companies Law and Pagaya’s Related Person Transactions Policy. Pagaya’s Related Person Transactions Policy also applies to any director nominees, any holders of 5% or more of Pagaya’s outstanding share capital or voting rights (“5% Holders” and collectively with Pagaya’s office holders and director nominees, the “Covered Persons”) and with respect to transactions in which a Covered Person has a direct or indirect personal interest, including a personal interest of a relative of such Covered Person and a personal interest of an entity in which such Covered Person or a relative of such Covered Person is an interested party (as defined in the Israeli Companies Law).

Pursuant to the Israel Companies Law and Pagaya’s Related Person Transactions Policy, the Audit Committee shall determine whether any transaction with a Covered Person in which the Covered Person has a personal interest (other than, with respect to a Covered Person who is an office holder, such office holder’s Terms of Office and Employment, is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities).

Pursuant to the Israel Companies Law, the Articles of Association and Pagaya’s Related Person Transactions Policy, in the event that the Audit Committee determines that the transaction is an extraordinary transaction, Audit Committee and Board approval are required and, in some circumstances, shareholder approval may also be required; if however, it is determined that the transaction is not an extraordinary transaction, the transaction will not require Board or shareholder approval. A Related Person Transaction may only be approved if it is determined to be in the best interests of Pagaya. The Company should normally not commit to a Related Person Transaction for a term of more than three years without the right to review and re-negotiate its terms and provisions at least once every three years.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Rights of appointment

The current Pagaya Board consists of nine directors.

Registration Rights Agreement

At the Effective Time of the EJFA Merger, each of Pagaya, the EJFA Merger Sponsor and certain Pagaya Shareholders as of immediately prior to the EJFA Merger entered into the Registration Rights Agreement, which is incorporated herein by reference to Exhibit 4.9 of Pagaya’s Registration Statement on Form F-4 filed with the SEC on April 7, 2022, pursuant to which Pagaya agreed to file a registration statement, by no later than 30 days following the EJFA Closing Date, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement). The Registration Rights Agreement also provides the Pagaya Shareholder parties thereto with a demand right for Pagaya to conduct an underwritten offering of the Registrable Securities, provided that the total offering price of all securities proposed to be sold in such offering exceeds $75 million in the aggregate and subject to certain limitations. The Registration Rights Agreement further provides customary registration rights to the Pagaya Shareholder parties thereto (including demand rights and piggy-back rights, subject to cooperation and cut-back provisions) with respect to Class A Ordinary Shares, any Class A Ordinary Shares issuable upon the exercise of Warrants and any other equity security of Pagaya issued or issuable with respect to any such Class A Ordinary Shares. The Registration Rights Agreement terminates on the earliest of (a) the tenth anniversary of the date of the Registration Rights Agreement, (b) any acquisition of Pagaya after the EJFA Merger, as a result of which the Registrable Securities are converted into the right to receive consideration consisting solely of cash or other property other than securities listed on a national securities exchange registered under Section 6 of the Exchange Act or (c) with respect to any Pagaya Shareholder party to the Registration Rights Agreement, on the date that such Pagaya Shareholder no longer holds any Registrable Securities. For more information on the Registration Rights Agreement, see the Registration Rights Agreement, which is attached as Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on March 12, 2025.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and applicable officers, subject to the mandatory limitations imposed by the specific indemnification provisions contained in the Companies Law. These indemnification agreements require us, among other things (and subject to the Companies Law), to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. The limitation of liability and indemnification provisions may discourage Pagaya Shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other Pagaya Shareholders. Further, a Pagaya Shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insurance

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Casemate Investment

On April 25, 2024, Pagaya entered into a Series Seed Preferred Share Purchase Agreement with Casemate Ltd., a company incorporated under the laws of the State of Israel (“Casemate”). Avi Zeevi, the chairperson of Pagaya’s Board of Directors, is the co-founder and general partner of Viola Ventures, a venture capital firm that is also an investor in Casemate. Pursuant to a Series Seed Preferred Share Purchase Agreement, Pagaya invested $125,000 in Casemate in exchange for preferred shares of Casemate.

Pre-Approval of Certain Loans and Guarantees

On November 10, 2022, the Pagaya Board approved a framework transaction of loans and guarantees involving certain Pagaya subsidiaries. Under the Companies Law, transactions by the Company with or for the benefit of an entity (i) that is not wholly owned by the Company and (ii) in which the Company has an interest in that entity because it is managed by the Company’s Office Holders are considered related party transactions, and therefore require approval by the Board, as well as a determination by the Audit Committee that the transactions are not “extraordinary.” Pagaya Board approved the Company entering into such transactions for a period of 12 months so long as they are within the ordinary course of business and remain under certain individual and aggregate monetary thresholds. Covered transactions include loans to the Company’s subsidiaries (including entities affiliated with Pagaya investment funds), as well as a recourse guaranty or pledge of assets to a third party for the benefit of a subsidiary. The Board approval on November 10, 2022 followed its approval on September 28, 2022 of a guaranty made by the Company for the benefit of one of its fund entities to Bank Leumi in connection with a $23 million loan. On November 4, 2024, the Pagaya Board renewed its approval of the above framework for an additional twelve months.

Series A Preferred Shares Purchase Agreement

On April 14, 2023 we entered into a Preferred Shares Purchase Agreement (the “Preferred Purchase Agreement”) with Oak HC/FT Partners V, L.P., Oak HC/FT Partners V-A, L.P. and Oak HC/FT Partners V-B, L.P (together, “Oak HC/FT”) pursuant to which we agreed to issue and sell to Oak HC/FT an aggregate of 5,000,000 Series A Preferred Shares, no par value (the “Series A Preferred Shares”), at a price of $15 per share for an aggregate purchase price of $75 million (the “Preferred Transaction”). In addition, we obtained approval for certain amended and restated Articles of Association of Pagaya, and the Series A Preferred Shares have the rights and preferences as set forth in our amended and restated Articles of Association. Pursuant to these amended Articles of Association, there are 6,666,666 authorized Series A Preferred Shares and we may issue and sell the balance of the authorized but unissued Series A Preferred Shares from time to time in the future. Preferred share amounts described herein have been updated to reflect the Reverse Share Split.

Oak HC/FT held approximately 12% of the Class A Ordinary Shares and approximately 3% of the voting power of Pagaya as of the date of the Preferred Purchase Agreement. Mr. Dan Petrozzo, a member of our board of directors and the Audit Committee of the Pagaya Board, was a partner at Oak until December 31, 2023. Following their review of applicable considerations pursuant to our policies and applicable Israeli law, the disinterested members of the Audit Committee and of the Pagaya Board approved the Preferred Purchase Agreement and the exhibits, schedules and ancillary documents thereto, and the Pagaya Board recommended to our shareholders to adopt the amended Articles of Association and approve the Preferred Transaction and the matters contemplated thereby. As required by the Preferred Purchase Agreement and Israeli law, a meeting of shareholders was held on May 24, 2023 and the Preferred Transaction was completed the following day.

In connection with the execution of the Preferred Purchase Agreement, Gal Krubiner, Avital Pardo and Yahav Yulzari, our three founders, entered into a voting agreement with the Company, pursuant to which the founders agreed to vote at a meeting of the shareholders (i) in favor of (a) the adoption of the amended and restated Articles of Association and (b) any other matter reasonably necessary to the consummation of the Preferred Transaction and considered and voted upon by our shareholders, and (ii) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Preferred Transaction.

The foregoing does not purport to be a complete description of the rights and obligations of the parties to the Preferred Purchase Agreement and is qualified in its entirety by reference to the Preferred Purchase Agreement, a copy of which is attached as Exhibit 10.16 to our Annual Report on Form 10-K filed with the SEC on March 12, 2025. The foregoing description of the terms pertaining to the Series A Preferred Shares is not complete and is qualified in its entirety by reference to the Amended and Restated Articles of Association, a copy of which is attached as an exhibit to the Preferred Purchase Agreement. The foregoing description of the voting agreement is not complete and is qualified in its entirety by reference to the voting agreement, a copy of which is attached as Exhibit 4.8 to our Annual Report on Form 10-K filed with the SEC on March 12, 2025. Note that all share counts described herein are adjusted for the Reverse Share Split.

Director Independence

Under Nasdaq rules, a foreign private issuer may follow its home country practice in lieu of certain of Nasdaq corporate governance requirements, including the requirement to have a majority of its board consist of independent directors. The Companies Law does not require that a majority of the Pagaya Board consist of independent directors. We currently follow the corporate governance requirements of Nasdaq and maintain a majority of independent directors on the Pagaya Board. Our board of directors has determined that Avi Zeevi, Daniel Petrozzo, Harvey Golub, Alison Davis and Asheet Mehta are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Ordinary Shares, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Ordinary Shares. Even though the Company was a private foreign issuer during the year ended December 31, 2024, and the Company’s directors, executive officers and greater than 10% shareholders were exempt from the requirements of Section 16(a) during that period, since the Company’s earnings release for the quarter ended March 31, 2024, we have begun filing on U.S. domestic issuer forms. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2024, other than a late filing on a Form 4 on behalf of Mr. Yahav Yulari which was filed on April 9 instead of April 5; a Form 4 for Mr. Avi Zeevi filed on April 9 instead of April 8; a Form 3 for each of Messrs. Evangelos Perros, Harvey Golub, and Dan Petrozzo and Ms. Nicole Torraco filed on April 26 instead of April 18; a Form 3 on behalf of Mr. Scott Bower, filed on May 17, instead of April 18; a Form 4 for Mr. Sanjiv Das filed on August 21 instead of April 18 and July 18; a Form 4 on behalf of Ms. Tami Rosen filed on August 21 instead of May 2; Form 4s for Mr. Scott Bower and Mr. Evangelos Perros filed on August 21 instead of July 3; a Form 4 for each of Messrs. Avi Zeevi, Harvey Golub and Dan Petrozzo, filed on September 17 instead of June 17; a Form 4 for Mr. Yahav Yulzari filed on October 9 instead of October 2; and a Form 4 for Messrs. Avi Zeevi, Harvey Golub, Dan Petrozzo, and Ms. Alison Davis as well as a Form 3 for Ms. Davis filed on January 2, 2025 instead of December 26, 2024; and in addition, a Form 3 and a Form 4 filed on January 14, 2025 instead of December 26, 2024 for Mr. Asheet Mehta due to an unanticipated delay in obtaining the reporting persons' EDGAR filing codes.

AUDIT & FINANCE COMMITTEE REPORT

On behalf of the Board of Directors of the Company, the Audit & Finance Committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. Management has the primary responsibility for the Company’s financial statements and financial reporting process, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with its oversight responsibility, the audit committee has reviewed and discussed with management and its independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2024, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024.

The audit committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Company’s independent registered public accounting firm also provided to the audit committee the written disclosures and letters regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee also discussed with the independent registered public accounting firm their independence from the Company and its management and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee met with the independent registered public accounting firm to discuss the results of its examinations and the overall quality of the Company’s financial reporting.

Based on the audit committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2024, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission. The audit committee has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and has asked the shareholders to approve the reappointment.

The Audit Committee

Avi Zeevi (Chair) Harvey Golub Dan Petrozzo Alison Davis

The foregoing report of the audit committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

PRESENTATION AND DISCUSSION OF
AUDITED FINANCIAL STATEMENTS

At the Annual Meeting, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 may be presented. This item does not require a vote of the Company’s shareholders. The audited consolidated financial statements for the year ended December 31, 2024 are contained within the 2024 Annual Report (which is available to shareholders through the SEC website, www.sec.gov, and at our Company’s website (www.pagaya.com)). Information contained on or accessible through our website or the SEC’s website is not a part of this proxy statement, and the inclusion of the website addresses in this proxy statement is an inactive textual reference only.

PROPOSAL 2: RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. At the Annual Meeting, shareholders will be asked to approve the reappointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the year ending December 31, 2025, and for the additional period until the close of our next annual general meeting of shareholders and to authorize the Board, upon the recommendation of the Audit Committee, to fix the remuneration of the independent registered public accounting firm in accordance with the volume and nature of its services. Representatives of Kost Forer Gabbay & Kasierer are invited to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to the Audit Committee Charter and the requirements of law, the Audit Committee pre-approves all audit and permitted non-audit services that may be provided by Kost Forer Gabbay & Kasierer and its affiliates, our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services and is designed to ensure that such engagements do not impair the independence of our independent registered public accounting firm.

The following table sets forth, for each of the years indicated, the fees billed by our independent registered public accounting firm.

	December 31, 2024	December 31, 2023
Audit fees	$1,402,000	$1,651,000
Audit-related fees	220,000	—
Tax fees	227,000	535,000
Total	$1,849,000	$2,186,000

Proposed Resolution

You are requested to adopt the following resolution:

“2. RESOLVED, that the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and until the next annual general meeting of shareholders be approved, and that the Board, upon recommendation of the audit committee, be authorized to fix the remuneration of said independent registered public accounting firm in accordance with the volume and nature of their services.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt the foregoing resolution. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 3: APPROVAL OF THE FRAMEWORK FOR THE 2025 BONUSES FOR OUR EXECUTIVE OFFICERS WHO ARE ALSO DIRECTORS

Background

At the Annual Meeting, shareholders are being asked to approve the below framework for calculating 2025 cash bonuses for our Chief Executive Officer, Chief Technology Officer, Chief Business Officer and Chief Development Officer (collectively, our “Management Directors”). In particular, the Board of Directors proposes that the Company performance portion of the short term incentive framework for the Management Directors shall be based on three key performance indicators that the Company uses to measure its overall performance: Total Revenue and Other Income, GAAP Net Income and Adjusted EBITDA. Each of these metrics are described in the Company’s SEC filings. The inclusion of GAAP Net Income as a metric to measure overall performance highlights the Company's focus on driving profitable growth and commitment to financial and operating discipline. An individual multiplier, based on individual executive performance, is then applied to determine the final short term incentive payable to the executive.

In calculating the bonuses for our Management Directors in 2025, the Board recommends utilizing a formula for the Company performance portion of the award that assigns Total Revenue and Other Income a weighting of 30%, GAAP Net Income a weighting of 25%, and Adjusted EBITDA a weighting of 45%. The Board further recommends that ultimate payouts be adjusted, in part, by a Company performance multiplier, which shall adjust the Company performance portion of a Management Director’s target bonus under the 2025 Short Term Incentive Program to reflect payout levels varying from 0% to 300% for any given metric, depending on the Company’s performance with respect to such metric. In no event will the multiplier exceed 300%. In addition to the above formulaic bonus, the Board recommends that it be granted the authority, in accordance with the Company’s Compensation Policy, to award (i) our Chief Executive Officer, if so recommended by the Compensation Committee, a discretionary bonus of up to 25% of his annual base salary, and (ii) each of our other Management Directors, if so recommended by the Compensation Committee, a discretionary bonus of up to 25% of his or her annual base salary.

The proposed framework for the cash bonuses of our Management Directors was approved by the Compensation Committee and the Board, after considering the factors specified in our Compensation Policy, including each of our Management Directors’ performance and contribution to the Company. The terms also reflect each of our Management Directors’ experience, a comprehensive compensation survey, and the terms of our Compensation Policy. Our Compensation Committee and Board approved the framework described above as they believe that, together with the current terms of each of our Management Directors’ compensation, it serves as an appropriate long-term retention and performance incentive, and advances the objectives of the Company, its work plan and its long-term strategy. All other employment terms for our Management Directors shall remain unchanged.

Proposed Resolution

You are requested to adopt the following resolutions:
“3.a. RESOLVED, to approve the 2025 compensation framework for the Company’s Chief Executive Officer, as set forth in Proposal No. 3 of the proxy statement dated April [ ], 2025; and

“3.b. RESOLVED, to approve the 2025 compensation framework for the Company’s Management Directors other than its Chief Executive Officer, as set forth in Proposal No. 4 of the proxy statement dated April [ ], 2025.”

Vote Required

(1)The affirmative vote of an Ordinary Majority is required to adopt each of the foregoing resolutions. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on these proposals.

(2)In addition to an Ordinary Majority, each of the foregoing resolutions also requires that either: (1) a simple majority of the votes cast at the Annual Meeting, excluding the votes of controlling shareholders and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the proposed resolution, or (2) the total number of votes of non-controlling shareholders and of shareholders who do not have a personal interest in the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company.

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager.

Under the Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of the shareholder and any member of the shareholder’s family, family members of the shareholder’s spouse, or a spouse of any of such family members, or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of the shares or has the right to appoint a director or chief executive officer, and (ii) excludes an interest arising solely from the ownership of our Ordinary Shares. Under the Israel Companies Law, in the case of a person voting by proxy for another person, “personal interest” includes a personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion how to vote. If you do not have a personal interest in this matter, you may assume that using the form of proxy enclosed herewith will not create a personal interest. To avoid confusion, in the form of proxy card, we refer to such a personal interest as a “personal benefit or other interest.”

Under the Israel Companies Law, every voting shareholder is required to notify the Company whether such shareholder is a Controlling Shareholder or has a Personal Interest. To avoid confusion, every shareholder voting by means of the enclosed proxy card, or via internet voting, will be deemed to confirm to us that such shareholder is NOT a Controlling Shareholder and does not have a Personal Interest. If you are a Controlling Shareholder or have a personal interest (in which case your vote will count only for or against the Ordinary Majority, and not for or against the Special Majority), please notify the Company’s Chief Legal Officer at 335 Madison Avenue, 16th floor, New York, NY 10017 or by email to PagayaProxies@pagaya.com. If your shares are held in “street name” by your broker, bank or other nominee and you are a Controlling Shareholder or have a Personal Interest, you should notify your broker, bank or other nominee of that status, and they in turn should notify the Company as described in the preceding sentence.

If you are unable to make this confirmation, please contact the Company’s Legal Department for guidance at CorporateSecretary@pagaya.com; if you hold your shares in “street name,” you may also contact the representative managing your account, who could contact us on your behalf.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION TO APPROVE THE 2024 BONUS FRAMEWORK FOR THE MANAGEMENT DIRECTORS.

PROPOSAL 4: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

In acknowledgment of Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, we have determined to voluntarily seek, on a non-binding advisory basis, shareholder approval of the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

Our executive compensation program is designed with the intention of (i) attracting, motivating and retaining highly qualified executive officers in a competitive market, (ii) providing compensation to our executives that is competitive and rewarding the achievement of challenging business objectives; and (iii) aligning our executive officers’ interests with those of our shareholders by providing a significant portion of total compensation in the form of equity awards. Our Board of Directors believes that our current executive compensation program must be regularly reviewed and revised as necessary to ensure alignment of our executive officers’ interests with those of our shareholders. The Compensation Committee takes into consideration the recommendations of the Company’s senior management when assessing the amount or form of executive and director compensation. Shareholders are referred to the section of this Proxy Statement entitled “Compensation of Directors and Executive Officers”, which further discusses the material terms of our executive compensation and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that terms of our executive compensation are effective in implementing our compensation philosophy and in achieving our goals. For more information about the compensation that we paid to our named executive officers during the fiscal year ended December 31, 2024, please refer to the section of this Proxy Statement entitled “Compensation of Directors and Executive Officers”, which we believe demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term shareholder value creation.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in this proposal overrules any decision by the company or our Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or our Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the company or our Board of Directors (or any committee thereof). However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposed Resolution

You are requested to adopt the following resolution:

“4. “RESOLVED, that the shareholders of Pagaya Technologies Ltd. approve, on an advisory (non-binding) basis for the 2025 Annual Meeting of Shareholders, the Named Executive Officers compensation as described in the Executive Compensation and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth herein.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt the foregoing resolution. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. The say-on-pay Vote is not binding on us, the Board or the Compensation Committee.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED HEREIN.

PROPOSALS OF SHAREHOLDERS

Shareholder Proposals & Nomination of Directors for the Annual Meeting

Any shareholder of the Company who intends to present a proposal at the Annual Meeting must satisfy the requirements of the Israel Companies Law. Under the Israel Companies Law and the regulations promulgated thereunder, only shareholders who severally or jointly hold at least 1% of the Company’s outstanding voting rights are entitled to request that the Board include a proposal in a future shareholders’ meeting (5% of the Company’s outstanding voting rights in the case of a proposal relating to the election or removal of a director), provided that such proposal is appropriate for consideration by shareholders at such meeting.

All proposals shall be made by submitting such proposal within seven days of publication of Pagaya’s notice with respect to its general meeting of shareholders, unless a preliminary notice is published at least twenty-one days prior to a publication of the notice of the meeting, stating its intention to convene such meeting and the agenda thereof, in which case the shareholder proposal should be submitted within fourteen days of such preliminary notice.

Such shareholders may present proposals or director nominees for consideration at the Annual Meeting by submitting their proposals in writing to our Chief Legal Officer at the following address: 335 Madison Avenue, 16th floor, New York, NY 10017, Attention: Chief Legal Officer. For a shareholder proposal to be considered for inclusion in the Annual Meeting, our Chief Legal Officer must receive the written proposal no later than May 30, 2025. If our Board determines that a shareholder proposal is duly and timely received and is appropriate under applicable Israeli law for inclusion in the agenda of the Annual Meeting, we will publish a revised agenda for the Annual Meeting no later than May 30, 2025 in a press release or a Current Report on Form 8-K furnished to the SEC.

Shareholder Proposals for the Annual General Meeting in 2026

We currently expect that the agenda for our annual general meeting to be held in 2026 (the “2026 Annual Meeting”) will include (1) the election of our directors; (2) the approval of the appointment (or reappointment) of the Company’s auditors; (3) a non-binding advisory vote on the compensation of our named executive officers, referred to as “Say on Pay” and (4) presentation of the financial statements of the Company for the year ended December 31, 2025, and the auditors’ report for this period.

Pursuant to Section 66(b) of the Israel Companies Law, shareholders who hold at least 1% of our outstanding Ordinary Shares are generally allowed to submit a proper proposal for inclusion on the agenda of a general meeting of the Company’s shareholders. Such eligible shareholders may present proper proposals for inclusion in, and for consideration at, the 2026 Annual Meeting by submitting their proposals in writing to Pagaya Technologies Ltd., 335 Madison Avenue, 16th floor, New York, NY 10017, Attention: Chief Legal Officer. For a shareholder proposal to be considered for inclusion in the agenda for the 2026 Annual Meeting, our Chief Legal Officer must receive the written proposal not less than 90 calendar days prior to the anniversary of the Annual Meeting, i.e., no later than March 12, 2026; provided that if the date of the 2026 Annual Meeting is advanced by more than 30 calendar days prior to, or delayed (other than as a result of adjournment) by more than 30 calendar days after, the anniversary of the Annual Meeting, for a proposal by a shareholder to be timely it must be so delivered not later than the earlier of (i) the 7th calendar day following the day on which we call and provide notice of the 2026 Annual Meeting and (ii) the 14th calendar day following the day on which public disclosure of the date of the 2026 Annual Meeting is first made.

In general, a shareholder proposal must be in English and must set forth (i) the name, business address, telephone number, fax number and email address of the proposing shareholder (and each member of the group constituting the proposing shareholder, if applicable) and, if not a natural person, the same information with respect to the person(s) that controls or manages such person, (ii) the number of Ordinary Shares held by the proposing shareholder, directly or indirectly, including if beneficially owned by the proposing shareholder (within the meaning of Rule 13d-3 promulgated under the Exchange Act); if any of such ordinary shares are held indirectly, an explanation of how they are held and by whom, and, if such proposing shareholder is not the holder of record of any such Ordinary Shares, a written statement from an authorized bank, broker, depository or other nominee, as the case may be, indicating the number of Ordinary Shares the proposing shareholder is entitled to vote as of a date that is no more than 10 days prior to the date of delivery of the shareholder proposal, (iii) any agreements, arrangements, understandings or relationships between the proposing shareholder and any other person with respect to any securities of the Company or the subject matter of the shareholder proposal, including any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such proposing shareholder, the purpose or effect of which is to give such proposing shareholder economic risk similar to ownership of shares of any class or series of the Company, (iv) the proposing shareholder’s purpose in making the proposal, (v) the complete text of the resolution that the proposing shareholder proposes to be voted upon at the 2025 Annual Meeting, (vi) a statement of whether the proposing shareholder has a personal interest in the proposal and, if so, a description in reasonable detail of such personal interest, (vii) a declaration that all the information that is required under the Israel Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided, (viii) if the proposal is to nominate a candidate for election to the Board, a questionnaire and declaration, in form and substance reasonably requested by the Company, signed by the nominee with respect to matters relating to his or her identity, address, background, credentials, expertise, etc., and his or her consent to be named as a candidate and, if elected, to serve on the Board, and (ix) any other information reasonably requested by the Company. The Company shall be entitled to publish information provided by a proposing shareholder, and the proposing shareholder shall be responsible for the accuracy thereof. In addition, shareholder proposals must otherwise comply with applicable law and our Articles of Association. The Company may disregard shareholder proposals that are not timely and validly submitted.

The information set forth in this section is, and should be construed as, a “pre-announcement notice” of the 2026 Annual Meeting in accordance with Rule 5C of the Israel Companies Regulations (Notice of General and Class Meetings in a Public Company), 5760-2000, as amended.

OTHER BUSINESS

The Board is not aware of any other matters that may be presented at the Annual Meeting other than those detailed in the attached Notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

GENERAL INFORMATION

When and where is the 2025 Annual General Meeting of Shareholders being held?

The 2025 Annual General Meeting will be held on June 9, 2025, at 5:00 p.m. Israel time (10:00 a.m. Eastern Time), online at the following internet address: www.virtualshareholdermeeting.com/PGY2025.

Who can attend the Annual Meeting?

Attendance at the Annual Meeting, including any adjournments or postponements thereof, will be limited to holders of record as of the close of business on the Record Date, April 15, 2025, who hold ordinary shares directly in their own name, and beneficial owners who hold ordinary shares through a broker, bank or other nominee rather than directly in their own name, and each of their legal proxy holders or their authorized persons.

Who is entitled to vote?

Only holders of record of the Company’s Ordinary Shares at the close of business on April 15, 2025, the Record Date, are entitled to vote at the Annual Meeting.

Joint holders of Ordinary Shares should note that, pursuant to Article 33(d) of the Company’s Articles of Association, the right to vote at the Annual Meeting will be conferred exclusively upon the “senior” among the joint owners attending the Annual Meeting, online or by proxy, and for this purpose, seniority will be determined by the order in which the names appear in the Company’s register of shareholders.

As of the Record Date, there were 63,015,122 Class A Ordinary Shares and 12,652,310 Class B Ordinary Shares outstanding and entitled to vote at the Annual Meeting.

What am I voting on?

This Proxy Statement describes the proposals on which we would like you, as a shareholder, to vote at the Annual Meeting. This Proxy Statement provides you with information on the proposals, as well as other information about the Company, so that you can make an informed decision as to whether and how to vote your shares.

At the Annual Meeting, shareholders will be asked to consider and vote on the following proposals:

1.
To reelect each of Gal Krubiner, Yahav Yulzari, Avital Pardo, Alison Davis and Asheet Mehta to the Board of Directors of the Company, to serve a one-year term, until the 2026 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

2.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and until the next Annual Meeting of shareholders, and to authorize the Board of Directors, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

3.	To approve the calculation framework for the annual bonuses for the Company’s executive officers who are also directors of the Company.

4.	To approve, on an advisory (non-binding) basis, the Compensation of our Named Executive Officers.

HOW TO VOTE YOUR SHARES

How do I vote?

You may vote by mail. You can do this by completing your proxy card (if you are a shareholder of record) or your voting instruction card (if you are a “street name” beneficial owner) and returning it in the enclosed, prepaid, and addressed envelope. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

If you are a shareholder of record and your shares are held directly in your name, you may vote by phone or online. “Street name” holders may be able to vote by phone or through an Internet website in accordance with instructions included on their proxy cards.

What is the difference between holding shares as a shareholder of record and holding shares in “street name”?

Many Pagaya shareholders hold their shares through a bank, broker, or other nominee rather than directly in their own name. As explained in this proxy statement, there are some distinctions between shares held on record and shares owned in “street name.”

Shareholders of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company of New York, New York, you are considered, with respect to those shares, the shareholder of record. In such case, these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly or to vote online at the Annual Meeting.

“Street Name” Beneficial Owners

If your shares are held through a bank, broker, or another nominee, they are considered to be held in “street name” and you are the beneficial owner. If your shares are held in street name, these proxy materials are being forwarded to you by your bank, broker, or other nominee, which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct the bank, broker, or nominee how to vote your shares for the Annual Meeting. You also may attend the virtual Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares online at the Annual Meeting, unless you first obtain a “legal proxy” from the record holder (that is, your bank, broker, or other nominee) giving you the right to vote the shares. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker, or nominee regarding how to vote your shares.

Brokers that hold shares in “street name” for clients typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners. The only item on the Annual Meeting agenda that may be considered routine is Proposal 2 relating to the reappointment of Pagaya’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Does Pagaya recommend I vote in advance of the Annual Meeting?

Yes. Even if you plan to attend the Annual Meeting, Pagaya recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

If I vote by proxy, can I change my vote or revoke my proxy?

Yes. You may change your proxy instructions at any time prior to the vote at the Annual Meeting. If you are a shareholder of record, you may do this by:
●filing a written notice of revocation with the Secretary of the Company, delivered to 335 Madison Avenue, 16th floor, New York, NY 10017, Attn: Corporate Secretary;
●granting a new proxy card bearing a later date; or
●virtually attending the Annual Meeting and voting online (attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you submit another vote at the Annual Meeting).

If you hold shares through a bank, broker or other nominee, you must contact that firm to revoke any prior voting instructions.

How are my votes cast when I submit a proxy vote?

When you submit a proxy vote, you appoint Eric Watson, the Company’s Chief Legal Officer, and Evangelos Perros, the Company’s Chief Financial Officer, as your representatives at the Annual Meeting. Your Ordinary Shares or preferred shares will be voted at the Annual Meeting as you have instructed.

Upon the receipt of a properly submitted proxy card, which is received in time (by 5:00 p.m., Israel Time (10:00 a.m. Eastern Time), on June 8, 2025, 24 hours prior to the Annual Meeting) and not revoked prior to the Annual Meeting, or which is presented to the chairperson at the Annual Meeting, the persons named as proxies will vote the Ordinary Shares represented thereby at the Annual Meeting in accordance with the Board’s recommendations as indicated in the instructions outlined on the proxy card.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with brokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

ABOUT THE VOTING PROCEDURE AT THE ANNUAL MEETING

What constitutes a quorum?

To conduct business at the Annual Meeting, two or more shareholders must be present, online or by proxy, holding shares conferring in the aggregate at least twenty five percent (25%) of the voting power of the Company. In addition, a quorum shall also require the presence online or by proxy of at least one shareholder holding Class B Ordinary Shares if such shares are outstanding.

Ordinary Shares and preferred shares represented online or by proxy will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy card but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes will be counted as present in determining if a quorum is present.

What happens if a quorum is not present?

If a quorum is not present, the Annual Meeting will be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairperson of the Annual Meeting may determine.

How will votes be counted?

Each outstanding Class A Ordinary Share is entitled to one (1) vote. Each outstanding Class B Ordinary Share is entitled to ten (10) votes. Each outstanding preferred share is entitled to one (1) vote for each Ordinary Share into which such preferred share could be converted as of the Record Date. The Company’s Articles of Association do not provide for cumulative voting. On all matters considered at the Annual Meeting, abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” the matter.

What vote is required to approve each proposal presented at the Annual Meeting?

The affirmative vote of an Ordinary Majority is required to adopt each of the proposals. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on these proposals. In addition to an Ordinary Majority, each of Proposals 3.a and 3.b ƒalso requires that either: (1) a simple majority of the votes cast at the Annual Meeting, excluding the votes of controlling shareholders and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the proposed resolution, or (2) the total number of votes of non-controlling shareholders and of shareholders who do not have a personal interest in the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company.

The terms “controlling shareholder” and “personal interest” are defined under Proposal 3 above.

How will my shares be voted if I do not provide instructions on the proxy card?

If you are the record holder of your shares and do not specify on your proxy card how you want to vote your shares, your shares will be voted in accordance with the recommendation of the Board, which are FOR proposals 1, 2, 3 and 4. Similarly, if you execute and return this proxy card without indicating any directions with respect to any matter, this proxy card will be voted FOR proposals 1, 2, 3 and 4.

If you are a beneficial owner of shares and do not specify how you want to vote, your shares will be included in determining the presence of a quorum at the Annual Meeting but may not be voted on any matter to be considered at the Annual Meeting. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the shareholder voting on these important matters.

HOW TO FIND VOTING RESULTS

Where do I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to report the final voting results following the Annual Meeting on a Form 8-K that we will furnish to the SEC.

SOLICITATION OF PROXIES

Who will bear the costs of solicitation of proxies for the Annual Meeting?

The Company will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies from shareholders by telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Sƒhares held on record by them, and such custodians will be reimbursed by the Company for their reasonable out-of-pocket expenses. The Company may also retain an independent advisor to assist in the solicitation of proxies. If retained for such services, the costs will be paid by the Company.

ADDITIONAL INFORMATION

Our 2024 Annual Report, filed on Form 10-K with the SEC on March 12, 2025, is available on the SEC’s website at www.sec.gov, as well as under the Investor Relations section of Pagaya’s website at www.pagaya.com. In addition, our quarterly reports on Form 10-Q are available on the SEC’s website at www.sec.gov. Shareholders may download a copy of any of the foregoing documents without charge by visiting the Investor Relations section of Pagaya’s website at www.pagaya.com. Information contained on or accessible through our website or the SEC’s website is not a part of this proxy statement, and the inclusion of the website addresses in this proxy statement is an inactive textual reference only.

Although we are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers, since the Company’s earnings release for the quarter ended March 31, 2024, we have begun filing on U.S. domestic issuer forms, including Forms 10-Q, 10-K and 8-K, with the SEC on a voluntary basis. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

Shareholder Communications

The Board of Directors receives communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in writing, to Pagaya Technologies, Inc., 335 Madison Avenue, New York, NY, 10017, Attention: Board of Directors or via email to BoardofDirectors@pagaya.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, addressed to those stockholders. This process, which is commonly referred to as “householding,” means that we will deliver only one copy of our annual report and proxy statement to shareholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, please notify your broker, if you are a beneficial owner or, if you are a record holder, direct your written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including exhibits, and of other documents incorporated by reference herein, without charge, upon the written or oral request of such documents. Requests should be directed to:

Pagaya Technologies Inc.
335 Madison Avenue, 16th Floor
New York, NY 10017
(646) 710-7714
ir@pagaya.com

Copies of these filings are also available on our website at investor.pagaya.com.

Proxies may be solicited by directors, executive officers, and other employees of the Company online or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Broadridge Financial Solutions to assist with the solicitation of proxies. All solicitation costs will be borne by the Company.

By Order of the Board of Directors,

Avi Zeevi Chairman of the Board of Directors

April 30, 2025

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/PGY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70349-P30786 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**PAGAYA TECHNOLOGIES LTD.**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

By executing this proxy card you will be deemed to confirm that you are NOT a Controlling Shareholder and do NOT have a Personal Interest (as such terms are defined in the Proxy Statement) in the approval of Proposal 3. If you are a Controlling Shareholder or have a Personal Interest (in which case your vote will count only for or against the Ordinary Majority, and not for or against the Special Majority, required for approval of Proposal 3), please notify the Company as described on the reverse side of this proxy card.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V70350-P30786

**PAGAYA TECHNOLOGIES LTD.**

**ANNUAL MEETING OF SHAREHOLDERS JUNE 9, 2025, at 10:00 AM EDT/5:00 PM Israel Time**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The shareholders hereby appoint(s) Evangelos Perros, the Company's Chief Financial Officer, and Eric Watson, the Company's Chief Legal Officer, as their representatives at the Annual Meeting, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Pagaya Technologies Ltd. that the shareholders are entitled to vote at the Annual Meeting of shareholders to be held virtually at www.virtualshareholdermeeting.com/PGY2025 on June 9, 2025, at 10:00 AM EDT/5:00 PM Israel time.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

*Important Note: By executing this proxy card on the reverse side, the undersigned shareholder will be deemed to confirm that such shareholder is NOT a Controlling Shareholder and does NOT have a Personal Interest (as such terms are defined in the Proxy Statement) in the approval of Proposal 3. If you are a Controlling Shareholder or have a Personal Interest (in which case your vote will count only for or against the Ordinary Majority, and not for or against the Special Majority, required for approval of Proposal 3, please notify Company's Chief Legal Officer at 335 Madison Avenue, 16th Floor, New York, NY 10017 or by email to PagayaProxies@pagaya.com. If your shares are held in "street name" by your broker, bank or other nominee and you are a Controlling Shareholder or have a Personal Interest, you should notify your broker, bank or other nominee of that status, and they in turn should notify the Company as described in the preceding sentence.*

**Continued and to be signed on reverse side**